SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.  )
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Vector Group Ltd.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
INTRODUCTION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
BOARD PROPOSAL 1 -- NOMINATION AND ELECTION OF DIRECTORS
SUMMARY COMPENSATION TABLE FOR YEARS 2010 - 2012
GRANTS OF PLAN-BASED AWARDS IN 2012
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2012
OPTION EXERCISES AND STOCK VESTED IN YEAR ENDED DECEMBER 31, 2012
PENSION BENEFITS AT 2012 FISCAL YEAR END
BOARD PROPOSAL 2 -- ADVISORY APPROVAL OF EXECUTIVE COMPENSATION (THE SAY ON PAY VOTE)
BOARD PROPOSAL 3 -- TO APPROVE THE VECTOR GROUP LTD. 2014 MANAGEMENT INCENTIVE PLAN (THE 2014 PLAN)
BOARD PROPOSAL 4 -- TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY FROM 150,000,000 TO 200,000,000
BOARD PROPOSAL 5 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
MISCELLANEOUS
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
ANNEX A

VECTOR GROUP LTD.
4400 Biscayne Blvd.
Miami, Florida 33137
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 16, 2014
To the Stockholders of Vector Group Ltd.:
The Annual Meeting of Stockholders of Vector Group Ltd., a Delaware corporation (the “Company”), will be held at 4400 Biscayne Boulevard, Miami, FL 33137 on Friday, May 16, 2014 at 10:00 a.m., and at any postponement or adjournment thereof, for the following purposes:
1. To elect seven directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified;
2. To hold an advisory vote on executive compensation (the “say on pay vote”);
3. To approve the Vector Group Ltd. 2014 Management Incentive Plan (the "2014 Plan");
4. To amend the Company’s Certificate of Incorporation to increase the authorized shares of Common Stock of the Company from 150,000,000 to 250,000,000; and
5. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the year ending December 31, 2014;
6. To transact such other business as properly may come before the meeting or any adjournments or postponements of the meeting.
Every holder of record of Common Stock of the Company at the close of business on March 24, 2014 is entitled to notice of the meeting and any adjournments or postponements thereof and to vote, in person or by proxy, one vote for each share of Common Stock held by such holder. A list of stockholders entitled to vote at the meeting will be available to any stockholder for any purpose germane to the meeting during ordinary business hours from May 2, 2014 to May 16, 2014, at the headquarters of the Company located at 4400 Biscayne Boulevard, 10th Floor, Miami, Florida 33137. A proxy statement, form of proxy and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 are enclosed herewith.

By Order of the Board of Directors,

HOWARD M. LORBER
President and Chief Executive Officer

Miami, Florida
April 7, 2014

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

VECTOR GROUP LTD.
4400 Biscayne Boulevard
Miami, Florida 33137
_______________________________________________________

PROXY STATEMENT
_______________________________________________________

INTRODUCTION
The enclosed proxy is solicited on behalf of the board of directors of Vector Group Ltd., a Delaware corporation (the “Company”). The proxy is solicited for use at the annual meeting of stockholders to be held at 4400 Biscayne Boulevard, Miami, FL 33137 on Friday, May 16, 2014, at 10:00 a.m., and at any postponement or adjournment. The Company’s offices are located at 4400 Biscayne Boulevard, 10th Floor, Miami, Florida 33137, and its telephone number is (305) 579-8000.
VOTING RIGHTS AND SOLICITATION OF PROXIES
Every holder of record of Common Stock of the Company at the close of business on March 24, 2014 is entitled to notice of the meeting and any adjournments or postponements and to cast, in person or by proxy, one vote for each share of Common Stock held by such holder. At the record date, the Company had outstanding 99,711,494 shares of Common Stock. This proxy statement, accompanying notice and proxy and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 are first being mailed to stockholders on or about April 10, 2014.
Any stockholder who has given a proxy has the power to revoke the proxy prior to its exercise. A proxy can be revoked by an instrument of revocation delivered at, or prior to the annual meeting, to Marc N. Bell, the secretary of the Company, by a duly executed proxy bearing a date or time later than the date or time of the proxy being revoked, or at the annual meeting if the stockholder is present and elects to vote in person. Mere attendance at the annual meeting will not serve to revoke a proxy. A stockholder whose shares are held in a brokerage or bank account will need to obtain a legal proxy from the broker, bank or other intermediary in order to vote at the meeting.
The presence, in person or represented by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock will constitute a quorum for the transaction of business at the annual meeting. The affirmative vote of holders of a majority of the shares represented and entitled to vote is required for the election of each director, for the advisory approval of the say on pay vote, for the adoption of the 2014 Plan, the amendment of the Certificate of Incorporation and for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm. Abstentions will have the effect of votes against the advisory say on pay proposal, the 2014 Plan, the amendment of the Certificate of Incorporation and the ratification of the appointment of our auditors.
Except for the ratification of the auditors, shares that are held by brokers in retail accounts may only be voted if the broker receives voting instructions from the beneficial owner of the shares. Otherwise, the “broker non-votes” may only be counted toward a quorum and, in the broker’s discretion, voted regarding the ratification of auditors. Broker non-votes will have no effect on any of the other matters presented at the annual meeting.
All proxies received and not revoked will be voted as directed. If no directions are specified, proxies which have been signed and returned will be voted “FOR” the election of the board’s nominees as directors, “FOR” the advisory say on pay vote, “FOR” the adoption of the 2014 Plan, “FOR” the amendment of the Certificate of Incorporation and “FOR” the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of the record date, the beneficial ownership of the Company’s Common Stock, the only class of voting securities, by:

•	each person known to the Company to own beneficially more than five percent of the Common Stock;

•	each of the Company’s directors and nominees;

•	each of the Company’s named executive officers shown in the Summary Compensation Table below; and

•	all directors and executive officers as a group.
Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares indicated as beneficially owned.

Name and Address of Beneficial Owner	Number of Shares	Percent of Class

Dr. Phillip Frost(1) 4400 Biscayne Boulevard Miami, FL 33137	17,031,964	16.7%
Bennett S. LeBow(2)(4) 667 Madison Avenue; 14th Floor New York, NY 10065	10,785,115	10.8%
Howard M. Lorber(3)(4)(5)	4,769,905	4.7%
Stanley S. Arkin(4)	17,850	(*)
Henry C. Beinstein(4)(6)	90,098	(*)
Jeffrey S. Podell(4)	84,177	(*)
Jean E. Sharpe(4)	94,549	(*)
Richard J. Lampen(5) (7) (8)	491,299	(*)
J. Bryant Kirkland III(5) (9)	194,480	(*)
Marc N. Bell (5) (9)	129,073	(*)
Ronald J. Bernstein(4)(5)(10)(11)	274,197	(*)
All directors and executive officers as a group (10 persons)	16,930,743	16.7%
___________________________
(*) The percentage of shares beneficially owned does not exceed 1% of the outstanding Common Stock.

(1)
Based upon a Form 4 filed by Dr. Frost on March 17, 2014, which reports ownership of 12,776,245 shares of Common Stock owned by Frost Gamma Investments Trust ("Frost Gamma Trust"), a trust organized under Florida law, 2,121,479 shares held by Frost Nevada Investments Trust ("Frost Nevada Trust"), a trust organized under Florida law and $25,000,000 principal amount of the Company’s 6.75% Variable Interest Senior Convertible Note due 2014 held by Frost Nevada Trust. The note is convertible into 2,121,479 shares of Common Stock. Dr. Frost is the sole trustee of Frost Gamma Trust and Frost Nevada Trust. As the sole trustee, Dr. Frost may be deemed the beneficial owner of all shares owned by Frost Gamma Trust and Frost Nevada Trust, by virtue of his power to vote or direct the vote of such shares or to dispose or direct the disposition of such shares owned by these trusts. Frost Gamma Limited Partnership ("Frost Gamma LP") is the sole and exclusive beneficiary of Frost Gamma Trust. Dr. Frost is one of two limited partners of Frost Gamma LP. The general partner of Frost Gamma LP is Frost Gamma, Inc. The sole shareholder of Frost Gamma, Inc. is Frost-Nevada Corporation. Frost-Nevada Limited Partnership ("Frost Nevada LP") is the sole and exclusive beneficiary of the Frost Nevada Trust. Dr. Frost is one of five limited partners of Frost-Nevada LP. The general partner of Frost Nevada LP is Frost-Nevada Corporation. Dr. Frost is the sole shareholder of Frost-Nevada Corporation. Includes 12,761 shares owned by Dr. Frost’s spouse, as to which shares Dr. Frost disclaims beneficial ownership.

(2)
Includes 1,475,958 shares held directly by Mr. LeBow, 5,699,391 shares of Common Stock held by LeBow Gamma Limited Partnership, a Delaware limited partnership, 3,245,115 shares of Common Stock held by LeBow Epsilon 2001 Limited Partnership, a Delaware limited partnership, and 364,651 shares of Common Stock held by LeBow Alpha LLLP, a Delaware limited liability limited partnership. LeBow 2011 Management Trust is the managing member of LeBow Holdings LLC, a Delaware limited liability company, which is the sole stockholder of LeBow Gamma, Inc., a Nevada corporation, which is the general partner of LeBow Gamma Limited Partnership. LeBow Holdings LLC is the general partner of LeBow Alpha LLLP, which is the controlling member of LeBow Epsilon 2001 LLC, which is the general partner of LeBow Epsilon 2001 Limited Partnership. Mr. LeBow is trustee of LeBow 2011 Management Trust, a director and officer of LeBow Gamma, Inc. and a manager of LeBow Epsilon 2001 LLC.

(3)
Includes 807,773 shares of Common Stock held directly by Mr. Lorber, 2,740,531 shares held by Lorber Alpha II Limited Partnership, a Nevada limited partnership, 249,177 shares held by Lorber Gamma Limited Partnership, a Nevada limited partnership, and 19 shares in an Individual Retirement Account. Mr. Lorber's beneficial ownership also includes 972,405 shares of Common Stock that may be acquired by him within 60 days upon exercise of options. There are 2,170,000 shares owned by Lorber Alpha II Limited Partnership that are pledged to collateralize a bank line of credit. Mr. Lorber exercises sole voting power and sole dispositive power over the shares of Common Stock held by the partnerships and by himself. Lorber Alpha II, Inc., a Nevada corporation, is the general partner of Lorber Alpha II Limited Partnership. Lorber Gamma, Inc., a Nevada corporation, is the general partner of Lorber Gamma Limited Partnership. Mr. Lorber is a director, officer and controlling shareholder of each of Lorber Alpha II, Inc. and Lorber Gamma, Inc. Mr. Lorber disclaims beneficial ownership of 17,591 shares of Common Stock held by Lorber Charitable Fund, which are not included. Lorber Charitable Fund is a New York not-for-profit corporation, of which family members of Mr. Lorber serve as directors and executive officers.

(4)	The named individual is a director of the Company.

(5)	The named individual is an executive officer of the Company.

(6)	Includes 658 shares beneficially owned by Mr. Beinstein’s spouse, as to which shares Mr. Beinstein disclaims beneficial ownership.
(7) Includes 45,000 shares held by Mr. Lampen's spouse, as to which Mr. Lampen disclaims beneficial ownership.

(8)	Includes 194,481 shares issuable upon exercise of outstanding options to purchase Common Stock exercisable within 60 days of the record date.

(9)	Includes 97,240 shares issuable upon exercise of outstanding options to purchase Common Stock exercisable within 60 days of record date.

(10)	Includes 200,328 shares issuable upon exercise of outstanding options to purchase Common Stock exercisable within 60 days of the record date.

(11)	The named individual is an executive officer of the Company’s subsidiaries Liggett Vector Brands LLC and Liggett Group LLC.

BOARD PROPOSAL 1 — NOMINATION AND ELECTION OF DIRECTORS
The by-laws of the Company provide, among other things, that the board, from time to time, shall determine the number of directors of the Company. The size of the board is presently set at seven. The present term of office of all directors will expire at the 2014 annual meeting. Seven directors are to be elected at the 2014 annual meeting to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified or until their earlier resignation or removal.
It is intended that proxies received will be voted “FOR” election of the nominees named below unless marked to the contrary. In the event any such person is unable or unwilling to serve as a director, proxies may be voted for substitute nominees designated by the present board. The board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a director if elected.
The affirmative vote of a majority of the shares represented at the annual meeting and entitled to vote on the election of directors is required to elect each director.
The Board of Directors recommends that stockholders vote “FOR” election of the nominees named below.
Information with Respect to Nominees
The following table sets forth certain information, as of the record date, with respect to each of the nominees. Each nominee is a citizen of the United States.

Name and Address	Age	Principal Occupation
Bennett S. LeBow	76	Chairman of the Board; Private Investor
Howard M. Lorber	65	President and Chief Executive Officer
Ronald J. Bernstein	60	President and Chief Executive Officer, Liggett Group LLC and Liggett Vector Brands LLC
Stanley S. Arkin	76	Founding and Senior Partner, Arkin Solbakken LLP and Chairman of The Arkin Group LLC
Henry C. Beinstein	71	Partner, Gagnon Securities LLC
Jeffrey S. Podell	73	Private Investor
Jean E. Sharpe	67	Private Investor

Business Experience and Qualifications of Nominees
The Company believes that the combination of the various qualifications, skills and experiences of its directors contribute to an effective and well-functioning board and that individually and, as a whole, the directors possess the necessary qualifications to provide effective oversight of the business, and provide quality advice to the Company’s management. Details regarding the experience and qualifications of the directors are set forth below.
Bennett S. LeBow is the Chairman of the Company’s Board of Directors and has been a director of the Company since October 1986. Mr. LeBow, currently a private investor, served as Executive Chairman from January 2006 until his retirement on December 30, 2008 and served as Chairman of the Board of Directors of Borders Group Inc. from May 2010 until January 2012 and Chief Executive Officer of Borders Group Inc. from June 2010 until January 2012. In February 2011, Borders Group Inc. filed for protection under Chapter 11 of Title 11 of the United States Bankruptcy Code. He served as the Chairman and Chief Executive Officer of the Company from June 1990 to December 2005. Mr. LeBow was Chairman of the Board of New Valley Corporation from January 1988 to December 2005 and served as its Chief Executive Officer from November 1994 to December 2005. New Valley Corporation was a majority-owned subsidiary of the Company until December 2005, when the Company acquired the remaining minority interest, engaged in the real estate business and seeking to acquire additional operating companies and real estate properties. Mr. LeBow’s pertinent experience, qualifications, attributes and skills include his decades of experience as an investor and the knowledge and experience in the cigarette industry he has attained through his service as the Company's Chief Executive Officer from 1990 to 2005 and as Chairman of the Board since 1990.
Howard M. Lorber has been President and Chief Executive Officer of the Company since January 2006. He served as President and Chief Operating Officer of the Company from January 2001 to December 2005 and has served as a director of the Company since January 2001. From November 1994 to December 2005, Mr. Lorber served as President and Chief Operating Officer of New Valley, where he also served as a director. Mr. Lorber was Chairman of the Board of Hallman & Lorber Assoc., Inc., consultants and actuaries of qualified pension and profit sharing plans, and various of its affiliates from 1975 to December 2004 and has been a consultant to these entities since January 2005. He has also served as Chairman of the Board of Directors since 1987 and Chief Executive Officer from November 1993 to December 2006 of Nathan’s Famous, Inc., a chain of fast food restaurants; Chairman of the Board of Ladenburg Thalmann Financial Services from May 2001 to July 2006 and Vice Chairman since July 2006. Mr. Lorber was a Director of Borders Group Inc. from May 2010 until January 2012 and has been a director since 1991 of United Capital Corp., a real estate investment and diversified manufacturing company, which ceased to be a public reporting company in 2011. He is also a trustee of Long Island University.
Ronald J. Bernstein has served as President and Chief Executive Officer of Liggett Group LLC since September 1, 2000 and of Liggett Vector Brands LLC since March 2002 and has been a director of the Company since March 2004. From July 1996 to December 1999, Mr. Bernstein served as General Director and, from December 1999 to September 2000, as Chairman of Liggett-Ducat Ltd., the Company’s former Russian tobacco business sold in 2000. Prior to that time, Mr. Bernstein served in various positions with Liggett commencing in 1991, including Executive Vice President and Chief Financial Officer. Mr. Bernstein’s pertinent experience, qualifications, attributes and skills include the knowledge and experience in the cigarette industry he has attained through his employment by our tobacco and real estate subsidiaries since 1991.
Stanley S. Arkin has been a director since November 2011. Mr. Arkin is the founding member and the senior partner of the law firm of Arkin Solbakken LLP and is Chairman of The Arkin Group, a private intelligence agency. Mr. Arkin was a member of the Board of Directors of Authentic Fitness Corp from 1995 to 1998. He is a member of the Council on Foreign Relations, and has served on or chaired numerous committees in other professional organizations, such as the American College of Trial Lawyers, the Judicial Conference of the State of New York, the Association of the Bar of the City of New York, the American Bar Association, the New York State Bar Association, and the New York County Lawyers Association. Mr. Arkin’s pertinent experience, qualifications, attributes and skills include his managerial experience, financial literacy and the knowledge and experience he has attained through his career in the legal profession as well as his service as a director of a publicly-traded corporation.

Henry C. Beinstein has been a director of the Company since March 2004. Since January 2005, Mr. Beinstein has been a partner of Gagnon Securities LLC, a broker-dealer and FINRA member firm, and has been a money manager and registered representative at such firm since August 2002. He retired in August 2002 as the Executive Director of Schulte Roth & Zabel LLP, a New York-based law firm, a position he had held since August 1997. Before that, Mr. Beinstein had served as the Managing Director of Milbank, Tweed, Hadley & McCloy LLP, a New York-based law firm, commencing November 1995. Mr. Beinstein was the Executive Director of Proskauer Rose LLP, a New York-based law firm, from April 1985 through October 1995. Mr. Beinstein is a certified public accountant in New York and New Jersey and prior to joining Proskauer was a partner and National Director of Finance and Administration at Coopers & Lybrand. Mr. Beinstein also serves as a director of Ladenburg Thalmann Financial Services Inc. and Castle Brands Inc. Mr. Beinstein has been licensed as a Certified Public Accountant in the state of New York since 1968. Mr. Beinstein’s pertinent experience, qualifications, attributes and skills include financial literacy and expertise, managerial experience through his years at Coopers & Lybrand, Proskauer Rose LLP, Milbank, Tweed, Hadley & McCloy LLP and Schulte Roth & Zabel LLP, and the knowledge and experience he has attained through his service as a director of the Company and other publicly-traded corporations.
Jeffrey S. Podell has been a director of the Company since November 1993 and is a private investor. Mr. Podell also serves as a director of Ladenburg Thalmann Financial Services Inc. Mr. Podell was a member of the New York State Bar Association from 1965 until March 2010. Mr. Podell’s pertinent experience, qualifications, attributes and skills include managerial experience and the knowledge and experience he has attained through his service as a director of the Company and other publicly-traded corporations.
Jean E. Sharpe has been a director of the Company since May 1998. Ms. Sharpe is a private investor and has engaged in various philanthropic activities since her retirement in September 1993 as Executive Vice President and Secretary of the Company and as an officer of various of its subsidiaries. Ms. Sharpe previously served as a director of the Company from July 1990 until September 1993. Ms. Sharpe has been a member of the New York State Bar Association since 1979. Ms. Sharpe’s pertinent experience, qualifications, attributes and skills include the knowledge and managerial experience she has attained as serving as our general counsel from 1988 until 1993 and her service as a director of the Company.
Board of Directors and Committees
The board of directors, which held nine meetings in 2013, currently has seven members. Each director attended at least 75% of the aggregate number of meetings of the board and of each committee on which the director served as a member, during such period. To ensure free and open discussion and communication among the independent directors of the board, the independent directors meet in executive sessions periodically, with no members of management present. The chair of the corporate governance and nominating committee presides at the executive sessions.
The Company’s Corporate Governance Guidelines provide that the board shall be free to choose its chair in any way it deems best for the Company at any time. The board believes that it is desirable to have the flexibility to decide whether the roles of Chairman of the Board and Chief Executive Officer should be combined or separate in light of the Company’s circumstances from time to time. The roles of Chief Executive Officer and Chairman of the Board are presently held by two different directors. The Chief Executive Officer is responsible for setting the strategic direction of the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer, reviews the agenda for board meetings and presides over meetings of the full board.
The board of directors oversees the risks that could affect the Company through its committees and reports of officers responsible for particular risks within the Company.
The board of directors has four committees established in accordance with the Company’s bylaws: an executive committee, an audit committee, a compensation committee, and a corporate governance and nominating committee. The board has determined that the Company’s non-employee directors (Stanley S. Arkin, Henry C. Beinstein, Bennett S. LeBow, Jeffrey S. Podell and Jean E. Sharpe) have no material relationship with the Company and meet the New York Stock Exchange listing standards for independence. Each of the members of the audit committee, compensation committee, and corporate governance and nominating committee meets the New York Stock Exchange listing standards for independence.
The executive committee, whose members are presently Messrs. LeBow, chairman and Lorber, did not meet in 2013. The executive committee exercises, in the intervals between meetings of the board, all the powers of the board in the management and affairs of the Company, except for matters expressly reserved by law for board action.

The audit committee, whose members are presently Messrs. Beinstein, chairman, and Podell and Ms. Sharpe, met 10 times in 2013. The committee is governed by a written charter which requires that it discuss policies and guidelines to govern the process by which risk assessment and risk management are handled and that it meet periodically with management to review and assess the Company’s major financial risk exposures and the manner in which such risks are being monitored and controlled. Accordingly, in addition to its other duties, the audit committee periodically reviews the Company’s risk assessment and management, including in the areas of legal compliance, internal auditing and financial controls. In this role, the audit committee considers the nature of the material risks the Company faces, and the adequacy of the Company’s policies and procedures designed to respond to and mitigate these risks and receives reports from management and other advisors. Although the board’s primary risk oversight has been assigned to the audit committee, the full board also receives regular reports from members of senior management on areas of material risk to the Company, including operational, financial, competitive and legal risks. In addition to an ongoing compliance program, the board encourages management to promote a corporate culture that understands risk management and incorporates it into the overall corporate strategy and day-to-day business operations. The Company’s board of directors and its audit committee regularly discuss with management the Company’s major risk exposures, their potential financial impact on the Company, and the steps (both short-term and long-term) the Company takes to manage them. The audit committee oversees the Company’s financial statements, system of internal controls, and auditing, accounting and financial reporting processes and risks related thereto; the audit committee appoints, compensates, evaluates and, where appropriate, replaces the Company’s independent accountants; reviews annually the audit committee charter; and reviews and pre-approves audit and permissible non-audit services. See “Audit Committee Report” on page 28. Each of the members of the audit committee is financially literate as required of audit committee members by the New York Stock Exchange and independent as defined by the rules of the New York Stock Exchange and the Securities and Exchange Commission. The board of directors has determined that Mr. Beinstein is an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission.
The compensation committee, whose members are presently Messrs. Podell, chairman, and Beinstein, and Ms. Sharpe, met 12 times in 2013. The committee is governed by a written charter. The compensation committee is responsible for risks relating to employment policies and the Company’s compensation and benefits systems. To aid the compensation committee with its responsibilities, the compensation committee retains an independent consultant, as necessary, to understand the implications of compensation decisions being made. See “Compensation Discussion and Analysis” beginning on page 9 for a discussion of the consulting services provided to the compensation committee by GK Partners. The compensation committee has assessed the independence of GK Partners pursuant to Securities and Exchange Commission and New York Stock Exchange rules and concluded that GK Partners' work for the compensation committee does not raise any conflict of interest. The compensation committee reviews, approves and administers management compensation and executive compensation plans. The compensation committee also administers the Company’s 1998 Long-Term Incentive Plan, the Amended and Restated 1999 Long-Term Incentive Plan (the "1999 Plan") and the Senior Executive Incentive Compensation Plan. See “Compensation Discussion and Analysis” on page 9. In March 2009, the compensation committee formed a Performance-Based Compensation Subcommittee (the “Subcommittee”), consisting of Messrs. Beinstein and Podell, and delegated to the Subcommittee the authority to grant compensation to executive officers that is intended to qualify as “performance-based compensation” exempt from the $1,000,000 deduction limitation of Section 162(m) of the Internal Revenue Code. The Subcommittee administers the participation of named executive officers in the Senior Executive Incentive Compensation Plan, the 1999 Plan and will administer participation of those executive officers in the 2014 Plan upon approval by stockholders.
The corporate governance and nominating committee, whose members are presently Ms. Sharpe, chair, and Messrs. Arkin and Beinstein, met two times in 2013. The committee is governed by a written charter. This committee is responsible for the oversight of risks relating to the management and board succession planning. The committee assists the board of directors in identifying individuals qualified to become board members and recommends to the board the nominees for election as directors at the next annual meeting of stockholders, develops and recommends to the board the corporate governance guidelines applicable to the Company, and oversees the evaluation of the board and management. In recommending candidates for the board, the committee takes into consideration the following criteria established by the board in the Company’s corporate governance guidelines:

•	personal qualities and characteristics, accomplishments and reputation in the business community;

•	current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business;

•	ability and willingness to commit adequate time to board and committee matters;

•
the fit of the individual’s skills and personality with those of other directors and potential directors in building a board that is effective, collegial and responsive to the needs of the Company; and

•	diversity of viewpoints, background, experience and other demographics.
The committee also considers such other factors as it deems appropriate, including judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other board members, and the extent to which the candidate would be a desirable addition to the board and any committees of the board. The committee does not assign specific weights to particular criteria and no particular criteria is necessarily applicable to all nominees. The Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities. The committee will consider nominees recommended by stockholders, which nominations should be submitted by directing an appropriate letter and resume to Marc N. Bell, the secretary of the Company, 4400 Biscayne Boulevard, 10th Floor, Miami, Florida 33137. If the Company were to receive recommendations of candidates from the Company’s stockholders, the committee would consider such recommendations in the same manner as all other candidates.
Corporate Governance Materials
The Company’s Corporate Governance Guidelines, Codes of Business Conduct and Ethics, Equity Retention and Hedging Policy, Stock Ownership Guidelines, Executive Compensation Clawback Policy and current copies of the charters of the Company’s audit committee, compensation committee, and corporate governance and nominating committee are all available in the investor relations section of the Company’s website (www.vectorgroupltd.com/invest.asp) and are also available in print to any stockholder who requests them.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Compensation Objectives
The primary objectives of the compensation committee of the board of directors with respect to executive compensation are:

•	to base management’s pay, in part, on achievement of the Company’s goals;

•	to provide incentives to enhance stockholder value;

•	to provide competitive levels of compensation;

•	to recognize individual initiative and achievement; and

•	to assist the Company in attracting talented executives to a challenging and demanding environment and to retain such executives for the benefit of the Company and its subsidiaries.
The Company attempts to achieve these objectives through its compensation plans that put a substantial portion of the executives’ overall compensation at risk so that compensation is only paid if the Company's financial performance goals are met. While the compensation of the Company’s executives is largely the result of negotiated agreements, which are reviewed annually, the Company’s compensation philosophy is intended to reward its executives with competitive compensation, while rewarding outstanding performance with above-average total compensation.
The Company has recently taken measures to discourage excessive risk-taking by adopting a Clawback Policy and prohibition on hedging and has increased the long-term focus by adopting an Equity Retention Policy and Stock Ownership Guidelines as well as by awarding stock options with four-year cliff vesting as a substantial portion of 2013 and 2014 direct compensation. Under the 2014 Plan, the Company will be able to make vesting of equity awards contingent upon corporate performance.
Independent compensation consultants may be retained by the compensation committee from time to time for advice and guidance in assessing whether our compensation program is reasonable and competitive. The compensation committee engaged GK Partners to render advice as to the award of options in February 2013, restricted stock in October 2013 and options in February 2014. The compensation committee also engaged GK Partners to render advice related to the drafting of the Vector Group Ltd. Equity Retention and Hedging Policy, which was adopted in January 2013, the amendment of the terms of Mr. Bernstein's employment agreement in October 2013, the adoption of the 2014 Plan as well as the Executive Compensation Clawback Policy and Stock Ownership Guidelines adopted in March 2014. See "Base Salary" on page 10, “Equity Compensation” on page 11 and the policies described on Page 13. GK Partners only provides services to the compensation committee.
Most Recent Say on Pay Vote Results
At the 2013 annual meeting of stockholders, the Company held its third stockholder advisory (say on pay) vote on the compensation of its named executive officers. The Company considered the results of the 2013 vote. The Company has recently undertaken several governance initiatives referred to above and believes that, as a result, its core compensation practices closely align pay and performance. See the discussion of this year's say on pay vote beginning on Page 31 for further discussion.
Compensation Components
The key components of the Company’s executive compensation program consist of a base salary, an annual performance-based bonus pursuant to the Senior Executive Incentive Compensation Plan (the "Bonus Plan"), equity awards under the 1999 Amended and Restated Long-Term Incentive Plan (the “1999 Plan”) and various benefits, including the Company’s Supplemental Retirement Plan, the Liggett Vector Brands Inc. 401(k) plan and the use of corporate aircraft by the President and Chief Executive Officer. The employment agreements with the Company’s named executive officers also provide for severance compensation in the event of termination other than for cause during the term of the agreement or, in certain cases, following a change in control of the Company during the term of the agreements.

Base Salary
Base salaries for the Company’s named executive officers are established based on their overall business experience and managerial competence in their respective executive roles, as well as their personal contributions to the Company and are intended to provide a competitive level of fixed compensation. The compensation committee believes that executive base salaries should be targeted at competitive levels while rewarding long-term outstanding performance with above-average total compensation. Base salaries are reviewed annually, based on recommendations by the Company’s Chief Executive Officer with respect to the salaries of executive officers other than himself, and may be increased from time to time based on review of Company and individual executive performance. Automatic cost of living adjustments to base salary are included under the terms of the employment agreements of Messrs. Lorber and Bernstein (until January 1, 2014).
On October 29, 2013, Mr. Bernstein's employment agreement was amended to increase his base salary to $1,000,000 per annum and terminate the cost of living adjustment, effective January 1, 2014. Effective January 1, 2014, as a result of the cost of living provision, the base salary of Mr. Lorber was increased to $3,100,398. The compensation committee did not adjust the salaries of the other named executive officers in 2014 as part of the annual compensation review process.
Annual Incentive Bonus Awards
The Company's executive officers are eligible to participate each year in the Bonus Plan which was adopted by the board of directors in January 2011, and approved by the Company's stockholders at the annual meeting in May 2011. Future awards will be made under the 2014 Plan which is subject to approval at the annual meeting of stockholders. The compensation committee has delegated to the Subcommittee, consisting of Messrs. Beinstein and Podell, the authority to grant compensation to executive officers under the Bonus Plan that is intended to qualify as “performance-based compensation” exempt from the $1,000,000 deduction limitation of Section 162(m) of the Internal Revenue Code. Thus, with respect to these officers, the Subcommittee selects participants in the Bonus Plan, determines the amount of their award opportunities, selects the performance criteria and the performance goals for each year, determines whether the performance goals have been met and administers and interprets the Bonus Plan. An eligible executive may (but need not) be selected to participate in the Bonus Plan each year.
In 2013, each of the Company's named executive officers participated in the Bonus Plan. The Bonus Plan performance criteria for 2013 varied among the participants depending upon the entity that employed the participant. For Messrs. Lorber, Lampen, Kirkland and Bell, as in 2012, the criteria for 2013 were based on: 37.5% on adjusted earnings before interest and taxes, or Adjusted EBIT, of Liggett; 37.5% on distributions to stockholders of the Company; and 25% on adjusted earnings before interest, taxes and amortization, or Adjusted EBITA, of Douglas Elliman Realty, LLC. For Mr. Bernstein, 100% is based on Liggett Adjusted EBIT. These measures were chosen because Adjusted EBIT is commonly used as a measure of performance in the tobacco industry and Adjusted EBITA is commonly used to measure performance in the real estate brokerage industry and are, in each case, the drivers of the business and stockholder value in those industries.
Under the terms of their respective employment agreements, for 2013, Messrs. Lorber, Lampen, Kirkland, Bell and Bernstein were eligible to receive a target bonus of 100%, 50%, 25%, 25% and 100% of their respective base salaries.
Depending on the level of achievement of the performance criteria, the actual amounts of incentive bonuses could also exceed the target bonus amounts (see "Grants of Plan-Based Awards in 2013” on page 17). The Subcommittee may exercise negative discretion with respect to any award to reduce any amount that would otherwise be payable under the Bonus Plan.
The 2013 performance necessary for Messrs. Lorber, Lampen, Kirkland, Bell and Bernstein to receive bonuses at the target level were set at levels which were believed to be reasonably achievable based on internal corporate plans.
For Messrs. Lorber, Lampen, Kirkland and Bell, the performance necessary to achieve the minimum, target or maximum bonus in 2013 was as follows:

•	percentages of target bonus based on Liggett Adjusted EBIT were $156,000,000 (50%), $184,000,000 (100%), and $192,000,000 and above (125%); the actual Liggett Adjusted EBIT for 2013 were $192,829,000;

•
percentages of target bonus based on cash dividends per share of the Company were $1.40 (50%), $1.60 (100%), and $1.80 and above (125%); the actual cash dividends paid in 2013 were $1.60 per share; and,

•
percentages of target bonus based on Douglas Elliman Adjusted EBITA were $36,000,000 (50%), $41,000,000 (100%), and $46,000,000 and above (125%); the actual Douglas Elliman Adjusted EBITA for 2013 were $51,007,000.

Based on the actual results of 2013 compared to the established performance criteria, bonuses equal to 115.625% of target bonus amounts were achieved for Messrs. Lorber, Lampen, Kirkland and Bell, and they were awarded bonuses of 115.625% of their respective target bonus amounts.

For Mr. Bernstein, the performance necessary to achieve the minimum target or maximum bonus in 2013 were as follows:

•	percentages of target bonus based on Liggett Adjusted EBIT were $184,000,000 (50%) and $194,000,000 and above (100%); the actual Liggett Adjusted EBIT for 2013 were $192,829,000.
Based on the actual results of 2013 compared to the established performance criteria, 94.1451% of Mr. Bernstein’s target bonus was achieved, and he was awarded a bonus equal to 94.1451% of his base salary.
Bonus amounts for achieving performance criteria in between the amounts listed above are determined by linear interpolation between the higher and lower amounts. The actual performance-based bonus payments made to the selected participants for the years ended December 31, 2011, 2012 and 2013 are set forth in the column labeled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table on page 15. Performance bonus awards earned by named executive officers after February 26, 2014 will be subject to the Company's Executive Compensation Clawback Policy described on Page 13.
Long-Term Incentive Award
In January 2011, a long-term incentive award for the five-year period ending December 31, 2015 was made under the Bonus Plan to seven key members of Liggett's management, including Mr. Bernstein, to provide significant incentive to achieve Liggett's five-year plan. The total pool will range from $10,000,000 (if the minimum Liggett Adjusted EBIT performance goal as defined in the long-term incentive award ($1.125 billion for the five-year period ending December 31, 2015) is achieved) to $20,000,000 (if the maximum Liggett Adjusted EBIT performance goal as defined in the long-term incentive award ($1.225 billion for the five-year period ending December 31, 2015) is achieved. Mr. Bernstein is eligible to be paid 50% of the amount earned by the selected group of Liggett executives under this long-term incentive award opportunity. Payments between the minimum and maximum Liggett Adjusted EBIT goals will be determined by linear interpolation. Awards will be paid in cash by March 15, 2016 provided that, at the option of the Subcommittee, up to 50% of the awards may be paid in shares of the Company's Common Stock valued at the average closing price for the 10 trading days preceding the payment date. GK Partners has provided its opinion that the long-term award was reasonable and appropriate in the context of current market practices.
Equity Compensation
Long-term equity compensation is intended to provide a variable pay opportunity that rewards long-term performance by the Company as a whole and serves as a significant incentive to remain with the Company. The compensation committee obtains an opinion of GK Partners as to the reasonableness and competitiveness of each award to a named executive officer.
On February 26, 2014, the Subcommittee granted options to Messrs. Lorber (250,000 shares), Lampen (62,500 shares), Kirkland (37,500 shares) and Bell (37,500 shares) to recognize past and current performance and to serve as a means of incentivizing and retaining these key employees. The options are non-qualified options with a ten-year term with cliff vesting on the fourth anniversary of grant and have an exercise price equal to the market price on the date of grant ($19.34).  The options have dividend equivalent rights. GK Partners has reviewed the Company's dividend equivalent policy and has provided its opinion that equity grants with the terms that include dividend equivalents are a means of management compensation that are appropriate and consistent with the Company's strategy with respect to dividend policy (and the critical importance thereof). If the Company’s stockholders do not approve the 2014 Plan, the options will be canceled and the executives who received options in February 2014 have agreed to return any dividends or distributions paid prior to the Company's 2014 Annual Meeting of Stockholders plus interest computed at Citibank N.A.'s prime interest rate. Shares received upon exercise of the February 26, 2014 option grants will be subject to the Company's Equity Retention and Hedging Policy. See "Equity Retention Policy" on page 13.
On February 26, 2013, the Subcommittee granted options to Messrs. Lorber (525,000 shares), Lampen (131,250 shares), Kirkland (78,750 shares) and Bell (52,500 shares) to recognize past and current performance and to serve as a means of incentivizing and retaining key employees. Messrs Lampen, Kirkland and Bell had not been granted options since 2009 and no new options had been granted to Mr. Lorber since 2011.  The options are non-qualified options with a ten-year term with cliff vesting on the fourth anniversary of grant and have an exercise price equal to the market price on the date of grant ($15.36).  The options have dividend equivalent rights. GK Partners has reviewed the Company's dividend equivalent policy and has provided its opinion that equity grants with the terms that include dividend equivalents are a means of management compensation that are appropriate and consistent with the Company's strategy with respect to dividend policy (and the critical importance thereof). Shares received upon exercise of the February 26, 2013 option grants will be subject to the Company's Equity Retention and Hedging Policy. See "Equity Retention Policy" on page 13.
On October 28, 2013, the Subcommittee granted 27,500 shares of restricted stock to Mr. Bernstein to recognize past and current performance and to serve as a means of incentivizing Mr. Bernstein to continue to serve as Chief Executive Officer of Liggett Vector Brands. The restricted stock vests on the earlier of March 15, 2019, if Liggett's adjusted EBIT for the five years ended December 31, 2018 is more than $1.5 billion, or October 31, 2020, if the performance-based targets are not achieved. The restricted stock has dividend equivalent rights. Shares received upon vesting of the restricted stock grant will be subject to the Company's Equity Retention and Hedging Policy. See "Equity Retention Policy" on page 13.

Dividend Equivalents
Under the terms of various equity awards made to the Company’s named executive officers under the Company’s stock plans, dividend equivalent payments and distributions are made to the executive officers with respect to the shares of Common Stock underlying the unexercised portion of the options and the terms of equity awards are adjusted to reflect stock dividends. These payments and distributions are made at the same rate as dividends and other distributions paid on the Company’s issued and outstanding shares of Common Stock. GK Partners has reviewed the Company's dividend equivalent policy and has provided its opinion that equity grants with the terms that include dividend equivalents are a means of management compensation that are appropriate and consistent with the Company's strategy with respect to dividend policy (and the critical importance thereof). In 2013, named executive officers earned cash dividend equivalent payments on options as follows: Mr. Lorber — $3,024,702; Mr. Lampen —$502,556; Mr. Kirkland — $271,528; Mr. Bell — $231,028; and Mr. Bernstein - $11,000. In accordance with the disclosure rules of the SEC, these amounts have not been separately reported in the Summary Compensation Table because the value of the dividend equivalent rights was included in the initial grant date fair value of the underlying options grants which is reported in the table.
Supplemental Retirement Plan
Retirement benefits are designed to reward continuous service by providing post-employment security and are an essential component of a competitive compensation package.
The Company’s named executive officers and certain other management employees are eligible to participate in the Supplemental Retirement Plan, which was adopted by the board of directors in January 2002 to promote retention of key executives and to provide them with financial security following retirement. As described more fully and quantified in "Pension Benefits at 2013 Fiscal Year End" on page 19, the Supplemental Retirement Plan provides for the payment to a participant at his normal retirement date of a lump sum amount that is the actuarial equivalent of a single life annuity commencing on that date. The single life annuity amounts for the named executives were determined by the Company’s board of directors giving consideration to a variety of pertinent factors including (but not limited to) the executive’s level of annual compensation.
Other Benefits
The Company’s executive officers are eligible to participate in all of its employee benefit plans, such as medical, dental, vision, group life, disability and accidental death and dismemberment insurance and Liggett Vector Brands 401(k) plan. These benefits are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death. The Company also provides vacation and other paid holidays to its executive officers, as well as certain other perquisites further described below and in the Summary Compensation Table on page 15.
Perquisites
The Company provides the perquisites or personal benefits to its named executive officers discussed below. The Company’s corporate aircraft are made available for the personal use of Mr. Lorber and other executive officers at Mr. Lorber’s discretion. The Company’s corporate aircraft policy permits personal use of corporate aircraft by executives, subject to an annual limit of $200,000 for personal use by Mr. Lorber. For purposes of determining the amounts allowable under the policy, the value of the personal usage is calculated using the applicable standard industry fare level formula established by the Internal Revenue Service (as distinguished from the aggregate incremental cost approach used for determining the value included in the Summary Compensation Table), and Mr. Lorber and any other executive officers pay income tax on such value. In addition, Mr. Lorber is entitled to a car and driver provided by the Company, a $7,500 per month allowance for lodging and related business expenses and two club memberships. See the Summary Compensation Table for details regarding the value of perquisites received by the named executive officers.

Change in Control Provisions
The employment agreement entered into between the Company and Mr. Lorber contains change in control provisions. In the event of a change in control that results in a termination of employment without cause (a "double trigger"), Mr. Lorber will receive severance benefits. The purpose of these provisions is to avoid the distraction and loss of key management personnel that may occur in connection with rumored or actual corporate transactions and/or other fundamental corporate changes and to provide adequate protection to key management personnel in the event that their employment is terminated following a change of control. A change in control provision protects stockholder interests by enhancing employee focus during rumored or actual change in control activity through incentives to remain with the Company despite uncertainties while a transaction is under consideration or pending and assurance of severance and benefits for terminated executives. A detailed summary of these provisions is set forth under the heading “Payments Made Upon a Change in Control” on page 21.
Inter-Relationship of Elements of Compensation Packages
The various elements of the compensation packages for the Company’s executive officers are not directly inter-related. For example, if it does not appear as though the target bonus will be achieved, the number of options that will be granted is not affected. There is no significant interplay of the various elements of total compensation between each other. If options that are granted in one year become underwater due to a decrease in the Company’s stock price, the amount of the bonus amount or compensation to be paid the executive officer for the next year is not impacted. Similarly, if options become extremely valuable due to a rising stock price, the amount of compensation or bonus to be awarded for the next year is not affected. However, the compensation committee does evaluate the total value of executive remuneration when making decisions with respect to any particular element thereof.
Prohibition on Hedging
Under the Company's Equity Retention and Hedging Policy, adopted in January 2013, our executive officers are prohibited from hedging ownership of shares of Common Stock acquired under an incentive equity or option award granted after January 1, 2013 (the "Equity Award Shares"), including by trading in publicly traded options, puts, calls or other derivative instruments related to the Company's Common Stock.
Equity Retention Policy
Under its Equity Retention and Hedging Policy, the Company formalized its long-standing practice of significant share retention by senior management. Until normal retirement age as defined in the the Company's Supplemental Executive Retirement Plan, each executive officer is required to retain at least 25% (after taxes and exercise costs) of Equity Award Shares.
Stock Ownership Guidelines
In March 2014, the Company formalized its long-standing practice of significant share ownership by senior management by adopting Stock Ownership Guidelines. These guidelines are applicable to all named executive officers and each non-employee member of the Board. Under the guidelines, which are phased in within the later of five years after the adoption of the guidelines or the date that a covered person first obtains a position, the following ownership requirements exist.

Title	Value of Shares Owned

Chief Executive Officer	3.0	X	Base Salary
Executive Vice Presidents	1.5	X	Base Salary
Other named executive officers	1.0	X	Base Salary
Non-employee directors	2.0	X	Annual Retainer

The valuation of shares includes all shares held beneficially or directly by any covered person or the person's family members or trust but excludes pledged shares. Compliance is tested on the last day of each quarter.
Executive Compensation Clawback Policy
In March 2014, the Company adopted an Executive Compensation Clawback Policy, which states as a condition to receiving a bonus and incentive-based compensation from the Company, each named executive officer shall enter into an agreement with the Company providing that any performance-based compensation awarded, paid or payable by the Company or any of its subsidiaries subsequent to the date of adoption of the Policy shall be subject to recovery or "clawback" by the Company. Under the Clawback Policy, if the Company’s financial results are restated, the result of which is that any performance-based compensation would have been lower had it been calculated based on such restated results, the compensation committee shall review the performance-based compensation received by the named executive officers. If the compensation committee determines that the performance-based compensation would have been lower and that a named executive officer who received such compensation engaged in fraud, material financial or ethical misconduct or recklessness in the performance of the named executive officer's duties or intentional illegal conduct which materially contributed to the restatement, then the compensation committee may seek to recover the after-tax portion of the performance-based compensation. Under the policy, the compensation committee has the discretion to determine to seek recovery of the performance-based compensation after notice and an opportunity to be heard is provided to the named executive officer.

Tax and Accounting Implications
Deductibility of Executive Compensation
The compensation committee and Subcommittee review and consider the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which generally provides that no publicly-held company may deduct compensation in excess of $1,000,000 paid in any taxable year to its chief executive officer or any of its three other highest compensated officers (other than the Chief Financial Officer) at year-end unless the compensation qualifies as “performance-based.”
Determinations with respect to compensation intended to be deductible under Section 162(m) are made by the Subcommittee, which consists of Messrs. Podell and Beinstein, who qualify as “outside directors” under Section 162(m). In certain situations, the compensation committee or the Subcommittee has in the past and may in the future approve compensation that will not meet these deductibility requirements in order to ensure appropriate and competitive levels of total compensation for the Company’s executive officers. In this regard, compensation paid to Messrs. Lorber and Lampen in excess of $1,000,000 from base salary and dividend equivalent rights in 2013 was not deductible for federal income tax purposes under Section 162(m) of the Code.
Accounting for Stock-Based Compensation
Beginning on January 1, 2006, the Company began accounting for stock-based payments including stock option and restricted stock awards under the Plans in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”).
Compensation Committee Report
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with management and, based on such review and discussion, has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Jeffrey S. Podell, Chairman
Henry C. Beinstein
Jean E. Sharpe

SUMMARY COMPENSATION TABLE FOR YEARS 2011 — 2013
The following table summarizes the compensation of the named executive officers for the years ended December 31, 2013, 2012 and 2011. The named executive officers are the Company’s Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers ranked by their total compensation in the table below (not taking into account the amount in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column).

		Salary	Bonus	Stock Awards		Option Awards		Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Name and Principal Position	Year	($)(1)	($)	($)		($)		($)(4)	($)(5)	($)		($)
Howard M. Lorber	2013	$3,055,482	$0	$0		$1,358,307	(3)	$3,532,901	$1,142,443	$355,675	(6)	$9,444,808
President and Chief	2012	$2,992,344	$0	$288,456	(2)	$0		$3,459,898	$2,764,549	$336,402		$9,841,649
Executive Officer	2011	$2,914,810	$0	$0		$1,523,951	(3)	$3,271,523	$2,966,790	$248,173		$10,925,247
Richard J. Lampen	2013	$900,000	$0	$0		$597,821	(3)	$520,313	$323,844	$7,650	(7)	$2,349,628
Executive Vice	2012	$900,000	$0	$0		$0		$520,313	$326,207	$7,500		$1,754,020
President	2011	$800,000	$0	$0		$0		$299,301	$319,740	$7,350		$1,426,391
J. Bryant Kirkland III	2013	$425,000	$0	$0		$434,956	(3)	$122,852	$86,931	$7,650	(7)	$1,077,389
Vice President, Chief	2012	$425,000	$0	$0		$0		$122,852	$77,214	$7,500		$632,566
Financial Officer and Treasurer	2011	$375,000	$0	$0		$0		$105,223	$63,708	$7,350		$551,281
Marc N. Bell	2013	$425,000	$0	$0		$289,970	(3)	$122,852	$126,694	$7,650	(7)	$972,166
Vice President,	2012	$425,000	$0	$0		$0		$122,852	$118,636	$7,500		$673,988
General Counsel and Secretary	2011	$400,000	$0	$0		$0		$112,238	$105,168	$7,350		$624,756
Ronald J. Bernstein	2013	$908,719	$0	$458,425	(3)	$0		$855,514	$482,574	$7,650	(7)	$2,712,882
President and Chief	2012	$892,241	$0	$0		$0		$809,307	$511,226	$7,500		$2,220,274
Executive Officer of Liggett Vector Brands and Liggett	2011	$867,011	$0	$0		$0		$627,326	$507,697	$7,350		$2,009,384
___________________________

(1)	Reflects actual base salary amounts paid for 2013, 2012 and 2011.

(2)
Reflects amount related to the modified requisite service period as a result of the acceleration of vesting of 255,254 shares of restricted stock in December 2012. The shares were originally granted in 2009 and were scheduled to vest in equal installments in September 2013 and September 2014. See note 11 to the Company’s audited financial statements for the year ended December 31, 2012 included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2013.

(3)
Represents the aggregate grant date fair value of stock or stock options granted under the 1999 Plan for the years ended December 31, 2013 and December 31, 2011 as determined in accordance with FASB ASC Topic 718, rather than an amount paid to or realized by the named executive officer. Assumptions used in the calculation of such amount are included in note 13 and note 11 to the Company’s audited financial statements for the years ended December 31, 2013 and December 31, 2011, respectively, included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 3, 2014 and February 24, 2012, respectively. The FASB ASC Topic 718 amounts from these grants may never be realized by the named executive officer.

(4)
These amounts reflect performance-based cash awards under the Bonus Plan paid during 2014, 2013 and 2012 in respect of service performed in 2013, 2012 and 2011, respectively. This plan is discussed in further detail on page 10 under the heading “Annual Incentive Bonus Awards”.

(5)
Amounts shown are solely an estimate of the increase in actuarial present value of the named executive officer’s accrued benefit at the later of age 60 during active service or the completion of eight years of full-time continuous service under the Company’s pension plans. Assumptions are further described in "Pension Benefits at 2013 Fiscal Year End" on page 19. The amounts reflect the actuarial increase in the present value of the named executive officer’s benefits under the Supplemental Retirement Plan determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. No amount is payable from this plan before a participant attains the later of age 60 during active service or the completion of eight years of full-time continuous service (except in the case of death, disability or termination without cause). There can be no assurance that the amounts shown will ever be realized by the named executive officers. For Mr. Bernstein, the reported amount also includes $7,397 in 2011 in connection with Liggett Group Inc. Retirement Plan for Salaried Non-Bargaining Unit Employees.

(6)
Represents perquisites consisting of $258,025 for personal use of corporate aircraft in 2013 and a $90,000 allowance paid for lodging and related business expenses in 2013. Also includes $7,650 for 401(k) plan matching contributions in 2013. For purposes of determining the value of corporate aircraft use, the personal use is calculated based on the aggregate incremental cost to the Company. For flights on corporate aircraft, aggregate incremental cost for purposes of this table is calculated based on a cost-per-flight-mile charge developed from internal Company data. The charge reflects the direct operating cost of the aircraft, including fuel, additives and lubricants, airport fees and catering. In addition, the charge also reflects an allocable allowance for maintenance and engine restorations.

(7)	Represents 401(k) plan matching contributions.
Employment Agreements and Severance Arrangements
Compensation arrangements, as reflected in the employment agreements with the Company’s executive officers, are usually negotiated on an individual basis between the Chief Executive Officer and each of the other executives. While the compensation committee has delegated to the Chief Executive Officer the responsibility of negotiating these employment agreements and his input is given significant consideration by the compensation committee, the compensation committee and the board have final authority over all compensation matters.
On January 27, 2006, the Company and Howard M. Lorber entered into an amended and restated employment agreement (the “Amended Lorber Agreement”), which replaced his prior employment agreements with the Company and with New Valley Corporation. The Amended Lorber Agreement had an initial term of three years effective as of January 1, 2006, with an automatic one-year extension on each anniversary of the effective date unless notice of non-extension is given by either party within 60 days before this date. Mr. Lorber’s salary is subject to an annual cost of living adjustment. As of January 1, 2014, Mr. Lorber’s annual base salary was $3,100,398. In addition, the Company’s board must periodically review his base salary and may increase but not decrease it from time to time in its sole discretion. Mr. Lorber is eligible on an annual basis to receive a target bonus of 100% of his base salary under the Company’s Bonus Plan. During the period of his employment, Mr. Lorber is entitled to various benefits, including a Company-provided car and driver, a $7,500 per month allowance for lodging and related business expenses, two club memberships and dues, and use of corporate aircraft in accordance with the Company’s Corporate Aircraft Policy. Following termination of his employment by the Company without cause (as defined in the Amended Lorber Agreement), termination of his employment by him for certain reasons specified in the Amended Lorber Agreement or upon death or disability, he (or his beneficiary in the case of death) would continue to receive for a period of 36 months following the termination date his base salary and the bonus amount earned by him for the prior year (with such bonus amount limited to 100% of base salary). In addition, all of Mr. Lorber’s outstanding equity awards would be vested and any stock options granted after January 27, 2006 would continue to be exercisable for no less than two years or the remainder of the original term if shorter. Following termination of his employment for any of the reasons described above (other than death or disability) within two years of a change in control (as defined in the Amended Lorber Agreement), he would receive a lump sum payment equal to 2.99 times the sum of his then current base salary and the bonus amount earned by him for the prior year (with such bonus amount limited to 100% of base salary). In addition, Mr. Lorber will be indemnified in the event that excise taxes are imposed on change-of-control payments under Section 4999 of the Code. In the event Mr. Lorber's employment terminates prior to September 14, 2014 for any reason other than death, disability or change of control, he will be required to return to the Company 127,627 shares of restricted stock received on December 11, 2012 and all dividends relating to such shares.
On January 27, 2006, the Company entered into employment agreements (the “Other Executive Agreements”) with Richard J. Lampen, the Company’s Executive Vice President, J. Bryant Kirkland III, the Company’s Vice President and, effective April 1, 2006, Chief Financial Officer, and Marc N. Bell, the Company’s Vice President, General Counsel and Secretary. The Other Executive Agreements replaced prior employment agreements with the Company or New Valley Corporation. The Other Executive Agreements had an initial term of two years effective as of January 1, 2006, with an automatic one-year extension on each anniversary of the effective date unless notice of non-extension is given by either party within 60 days before this date. As of January 1, 2014, the annual base salaries provided for in these Other Executive Agreements were $900,000 for Mr. Lampen, $425,000 for Mr. Kirkland and $425,000 for Mr. Bell. In addition, the board must periodically review these base salaries and may increase but not decrease them from time to time in its sole discretion. These executives are eligible to receive a target bonus of 50% for Mr. Lampen, and 25% for Messrs. Kirkland and Bell, of their base salaries under the Company’s non-equity incentive bonus plan. Following termination of their employment by the Company without cause (as defined in the Other Executive Agreements), termination of their employment by the executives for certain reasons specified in the Other Executive Agreements or upon death or disability, they (or their beneficiaries in the case of death) would continue to receive for a period of 24 months following the termination date their base salary and the bonus amount earned by them for the prior year (with such bonus amount limited to 50% of base salary for Mr. Lampen and 25% of base salary for Messrs. Kirkland and Bell).

On November 11, 2005, Liggett, a wholly-owned subsidiary of the Company, and Ronald J. Bernstein entered into an employment agreement (the “Bernstein Employment Agreement”), pursuant to which Mr. Bernstein serves as President and Chief Executive Officer of Liggett and affiliated companies. The Bernstein Employment Agreement had an initial term expiring December 31, 2008, with an automatic one-year extension on each anniversary of the effective date unless notice of non-extension is given by either party within six months before this date. Prior to January 1, 2014, Mr. Bernstein’s salary was subject to an annual cost of living adjustment. Under the terms of the Bernstein Employment Agreement, Mr. Bernstein is eligible on an annual basis to receive a target bonus of up to 100% of his base salary under the Company’s non-equity incentive bonus plan if Liggett meets certain pre-established operating goals. Following termination of his employment without cause, he would continue to receive his base salary for a period of 24 months. On October 29, 2013, Mr. Bernstein's Employment Agreement was amended to increase Mr. Bernstein’s base salary, effective January 1, 2014, to $1,000,000 per annum and terminate a provision in Mr. Bernstein’s contract which granted him the automatic annual increase in base salary based on a cost-of-living adjustment.  As of January 1, 2014, Mr. Bernstein’s annual base salary was $1,000,000.

Restricted Stock and Option Awards
GRANTS OF PLAN-BASED AWARDS IN 2013
The table below provides information with respect to incentive compensation granted to each of the named executive officers for the year ended December 31, 2013.

								All Other Stock	All Other Option Awards:		Grant Date Fair Value
		Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			Awards: Number of	Number of Securities	Exercise or Base Price	of Stock and
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Shares of	Underlying	of Option	Option
Name	Date	($)	($)	($)	(#)	(#)	(#)	Stock (#)	Options (#)	Awards ($)	Awards ($) (2)

Howard M. Lorber	2/25/2013	$—	$3,055,482	$3,819,353	—	—	—	—	—	$—	$—
	2/26/2013	$—	$—	$—	—	—	—	—	525,000	$15.36	$1,358,307
Richard J. Lampen	2/25/2013	$—	$450,000	$562,500	—	—	—	—	—	$—	$—
	2/26/2013	$—	$—	$—	—	—	—	—	131,250	$15.36	$597,821
J. Bryant Kirkland III	2/25/2013	$—	$106,250	$132,813	—	—	—	—	—	$—	$—
	2/26/2013	$—	$—	$—	—	—	—	—	78,750	$15.36	$434,956
Marc N. Bell	2/25/2013	$—	$106,250	$132,813	—	—	—	—	—	$—	$—
	2/26/2013	$—	$—	$—	—	—	—	—	52,500	$15.36	$289,970
Ronald J. Bernstein	2/25/2013	$—	$908,719	$908,719	—	—	—	—	—	—	$—
	10/28/2013	$—	$—	$—	—	—	—	27,500	—	—	$458,425
___________________________

(1)
The amounts shown include the awards made under the Bonus Plan on February 25, 2013. Target levels are equal to 100% of base salary for Messrs. Lorber and Bernstein, 50% of base salary for Mr. Lampen and 25% of base salary for Messrs. Kirkland and Bell. The maximum amount is 125% of the target amount for Messrs. Lorber, Lampen, Kirkland and Bell and 100% of the target amount for Mr. Bernstein. There is no minimum amount. The Subcommittee approved the performance criteria for determining the award opportunities for each named executive officer under the Bonus Plan. The actual bonus amounts earned for 2013 have been determined and paid in 2014 and are reflected in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table on page 15.

(2)
Represents the aggregate grant date fair value of stock or stock options granted under the 1999 Plan for the year ended December 31, 2013 as determined in accordance with FASB ASC Topic 718, rather than an amount paid to or realized by the named executive officer. Assumptions used in the calculation of such amount are included in note 13 to the Company’s audited financial statements for the year ended December 31, 2013 included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 3, 2014 . The FASB ASC Topic 718 amounts from these grants may never be realized by the named executive officer.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2013
The table below provides information with respect to the outstanding equity awards of the named executive officers as of December 31, 2013.

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned	Option Exercise	Option Expiration	Number of Shares or Units of Stock That Have Not		Market Value of Shares or Units of Stock That Have Not	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not
Name	Exercisable	Unexercisable		Options (#)	Price ($)	Date	Vested (#)		Vested ($)	Vested (#)	Vested ($)
Howard M. Lorber	972,405	—		—	$11.60	12/3/2019	—		—	—	—
	—	463,050	(1)	—	$14.91	1/14/2021	—		—	—	—
	—	525,000	(2)	—	$15.36	2/26/2023	—		—	—	—
Richard J. Lampen	194,481	—		—	$11.60	12/3/2019	—		—	—	—
	—	131,250	(2)	—	$15.36	2/26/2023	—		—	—	—
J. Bryant Kirkland III	97,240	—		—	$11.60	12/3/2019	—		—	—	—
	—	78,750		—	$15.36	2/26/2023	—		—	—	—
Marc N. Bell	97,240	—		—	$11.60	12/3/2019	—		—	—	—
	—	52,500	(2)	—	$15.36	2/26/2023	—		—	—	—
Ronald J. Bernstein	288,328	—		—	$12.01	8/16/2016	27,500	(3)	—	—	$458,425
___________________________

(1)	This option grant vests on January 14, 2015.

(2)	These option grants vest on February 26, 2017.

(3)
This restricted stock award will vest upon the earlier of March 15, 2019, if Liggett's adjusted EBIT for the five years ended December 31, 2018, is more than $1.5 billion, or October 31, 2020 if the performance target is not achieved.

OPTION EXERCISES AND STOCK VESTED IN YEAR ENDED DECEMBER 31, 2013
The table below provides information with respect to the number shares of restricted stock granted under the 1999 Plan to the named executive officers in previous years that were exercised or vested during 2013, as well as, the market value of the stock on the vesting date.

	Option Awards		Stock Awards
	Number of Shares Acquired on	Value Realized on Exercise	Number of Shares Acquired	Value Realized on Vesting
Name	Exercise (#)	($)	on Vesting	($)
Howard M. Lorber	—	$—	—	$—
Richard J. Lampen	—	—	—	—
J. Bryant Kirkland III	—	—	—	—
Marc N. Bell	—	—	—	—
Ronald J. Bernstein	—	—	—	—

Retirement Benefits
PENSION BENEFITS AT 2013 FISCAL YEAR END
The table below quantifies the benefits expected to be paid from the Company’s Supplemental Retirement Plan and, in the case of Mr. Bernstein, also from Liggett’s Qualified Plan. The terms of the plans are described below the table.

		Number of Years of Credited	Present Value of Accumulated	Payments During
Name	Plan Name	Service (#)(1)	Benefit ($)(2),(3)	Last Fiscal Year ($)
Howard M. Lorber	Supplemental	12	$26,335,396	$0
	Retirement Plan
Richard J. Lampen	Supplemental	10	$3,251,105	$0
	Retirement Plan
J. Bryant Kirkland III	Supplemental	10	$677,939	$0
	Retirement Plan
Marc N. Bell	Supplemental	10	$1,004,512	$0
	Retirement Plan
Ronald J. Bernstein	Supplemental	12	$5,705,690	$0
	Retirement Plan
	Qualified Plan	2	$48,660	$0
___________________________

(1)
Equals number of years of credited service as of December 31, 2013. Credited service under the Supplemental Retirement Plan is based on a named executive officer’s period of full time continuous covered employment after commencing participation in the Supplemental Retirement Plan.

(2)
Represents actuarial present value in accordance with the same assumptions outlined in note 11 to the Company’s audited financial statements for the year ended December 31, 2013 included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 3, 2014.

(3)	Includes amounts which the named executive officer is not currently entitled to receive because such amounts are not vested.
Supplemental Retirement Plan
The Supplemental Retirement Plan provides for the payment to a participant at his normal retirement date of a lump sum amount that is the actuarial equivalent of a single life annuity commencing on that date. The “normal retirement date” under the Supplemental Retirement Plan is defined as the January 1st following attainment by a participant of the later of age 60 or the completion of eight years of employment following January 1, 2002 (in the case of Messrs. Lorber and Bernstein) or January 1, 2004 (in the case of Messrs. Lampen, Kirkland and Bell).
The following table sets forth for each named executive officer his hypothetical single life annuity, his normal retirement date and his projected lump sum payment at his normal retirement date.

	Hypothetical	Normal	Lump-Sum
Name	Single Life Annuity	Retirement Date	Equivalent
Howard M. Lorber	$1,051,875	January 1, 2010	$10,855,666
	$735,682	January 1, 2013	$7,121,988
Richard J. Lampen	$250,000	January 1, 2014	$2,625,275
J. Bryant Kirkland III	$202,500	January 1, 2026	$2,126,473
Marc N. Bell	$200,000	January 1, 2021	$2,100,220
Ronald J. Bernstein	$438,750	January 1, 2014	$4,607,358

No benefits are payable under the Supplemental Retirement Plan if a named executive officer resigns without good reason before attaining his normal retirement date. In the case of a participant who becomes disabled prior to his normal retirement date or whose service is terminated without cause, the participant’s benefit consists of a pro-rata portion of the full projected retirement benefit to which he would have been entitled had he remained employed through his normal retirement date, as actuarially discounted back to the date of payment. The beneficiary of a participant who dies while working for the Company or a subsidiary (and before becoming disabled or attaining his normal retirement date) will be paid an actuarially discounted equivalent of his projected retirement benefit; conversely, a participant who retires beyond his normal retirement date will receive an actuarially increased lump sum payment to reflect the delay in payment using a post-retirement interest rate of 7.5%. The lump sum amount under the Supplemental Retirement Plan is paid six months following the named executive officer’s retirement on or after his normal retirement date or termination of employment without cause, along with interest at the prime lending rate as published in the Wall Street Journal on the lump sum amount for this six-month period.
In April 2008, after consulting with GK Partners, the compensation committee of the board approved an amendment to the Supplemental Retirement Plan to provide Mr. Lorber with an additional benefit under the Supplemental Retirement Plan equal to a $735,682 lifetime annuity to provide an incentive for Mr. Lorber to remain with the Company past his then current retirement date under the Supplemental Retirement Plan, which was January 1, 2010. As a result of the additional benefit granted to him, Mr. Lorber was eligible to receive a total lump sum retirement benefit of $20,607,948 if he retired in 2013, an increase of $7,121,988 over the benefit he would have been entitled to receive under the Supplemental Retirement Plan prior to the amendment. As Mr. Lorber did not retire on January 1, 2013, his additional benefit will be increased by 7.5% per annum for each year he continues to be an employee of the Company thereafter.
In January 2006, the Company amended and restated the Supplemental Retirement Plan. The amendments to the Supplemental Retirement Plan were intended, among other things, to cause the plan to meet the applicable requirements of the “deferred compensation” provisions of Section 409A of the Code. The Supplemental Retirement Plan is intended to be unfunded for tax purposes, and payments under the Supplemental Retirement Plan will be made out of the Company’s general assets.
Qualified Plan
Liggett’s salaried employees are entitled to benefits payable under its Qualified Plan based on a formula that yields an annual amount payable over the participant’s life beginning at age 65. Liggett discontinued providing additional benefits under the Qualified Plan for service on and after January 1, 1994. As of December 31, 2013, none of the named executive officers was eligible to receive any benefits under the Qualified Plan, except for Mr. Bernstein who is entitled to a monthly benefit of $372 beginning at age 65.
Potential Termination and Change in Control Payments
The compensation payable to named executive officers upon voluntary termination, involuntary termination without cause, termination for cause, termination following a change in control and in the event of disability or death of the executive is described below.
Payments Made Upon Termination
Regardless of the manner in which a named executive officer’s employment terminates, unless terminated for cause, he or she may be entitled to receive amounts earned during his or her term of employment. Such amounts include:

•	unpaid base salary through the date of termination;

•	any accrued and unused vacation pay;

•	any unpaid award under the Plans or bonus under the Bonus Plan with respect to a completed performance period;

•	all accrued and vested benefits under the Company’s compensation and benefit programs, including the pension plan and the Supplemental Retirement Plan; and

•	with respect solely to Mr. Lorber, payment by the Company of a tax gross-up for any excise taxes and related income taxes on gross-ups for benefits received upon termination of employment.

In the event Mr. Lorber's employment terminates for any reason other than death, disability or change of control prior to September 15, 2014, he will be required to return to the Company 127,627 shares of restricted stock together will all dividends paid on such shares as a result of accelerated vesting of such shares on December 11, 2012. See "Equity Compensation" on page 11.

Payments Made Upon Involuntary Termination of Employment without Cause or for Good Reason, Death or Disability
In the event of the termination of a named executive officer by the Company without cause or by the named executive officer for good reason, or upon the death or disability of a named executive officer, in addition to the benefits listed under the heading “Payments Made Upon Termination”, the named executive officer or his designated beneficiary upon his death will receive the following benefits:

•
with respect to the named executive officers, payments for a specified period of either 24 or 36 months (the “Severance Period”) equal to 100% of the executive’s then-current base salary and (except for Mr. Bernstein) the most recent bonus paid to the executive (up to the amount of the executive’s target bonus under his employment agreement);

•
with respect to the named executive officers, continued participation, at the Company’s expense, during the Severance Period in all employee welfare and health benefit plans, including life insurance, health, medical, dental and disability plans which cover the executive and the executive’s eligible dependents (or, if such plans do not permit the executive and his eligible dependents to participate after his termination, the Company is required to pay an amount each quarter (not to exceed $35,000 per year in the case of Messrs. Lampen, Kirkland and Bell) to keep them in the same economic position on an after-tax basis as if they had continued in such plans);

•
with respect solely to Mr. Bernstein, a pro rata amount of any award under the Bonus Plan for which the performance period has not been completed based upon 100% of the target bonus amount for such period to the extent that Mr. Bernstein is terminated on or after July 1 of the applicable year and bonuses are otherwise paid to the management of Liggett for that year;

•	acceleration of the vesting of his restricted shares upon death or disability; and

•
in the event Mr. Lorber's employment terminates for any reason other than death, disability or change of control prior to September 15, 2014, he will be required to return to the Company 127,627 shares of restricted stock together will all dividends paid on such shares as a result of accelerated vesting of such shares on December 11, 2012. See "Equity Compensation" on page 11.

Payments Made Upon a Change in Control
Howard M. Lorber
Mr. Lorber’s employment agreement has a double-trigger change in control provision: if his employment is terminated without cause or by the executive for good reason within two years of a change in control Mr. Lorber would be entitled to receive the following severance benefits:

•
a lump-sum cash payment equal to 2.99 times the sum of his base salary plus the last annual bonus earned by him up to 100% of base salary (including any deferred amount) for the performance period immediately preceding the date of termination;

•
participation by Mr. Lorber and his eligible dependents in all welfare benefit plans in which they were participating on the date of termination until the earlier of (x) the end of the employment period under his employment agreement and (y) the date that he receives equivalent coverage and benefit under the plans and programs of a subsequent employer;

•
continued participation at the Company’s expense for 36 months in life, disability, accident, health and medical insurance benefits substantially similar to those received by Mr. Lorber and his eligible dependents prior to such termination, subject to reduction if comparable benefits are actually received from a subsequent employer;

•	full vesting of his outstanding equity awards;

•	termination of certain restrictive covenants in his employment agreement, including covenants not to compete and non-solicitation covenants; and

•	termination of clawback agreement with respect to shares received on December 11, 2012 and related dividends.
Richard J. Lampen, J. Bryant Kirkland III, Marc N. Bell and Ronald J. Bernstein
While their respective employment agreements do not contain any change of control provisions, in the event of the termination of Messrs. Lampen, Kirkland, Bell and Bernstein by the Company without cause or by the named executive officer for good reason upon a change of control, such named executive officers would receive pursuant to their employment agreements the same severance benefits described in the section titled "Payments Made Upon Termination" on Page 20.

Definition of Change in Control
Pursuant to the employment agreement between the Company and Mr. Lorber, a “change in control” is deemed to occur if:

•	a person unaffiliated with the Company acquires more than 40 percent control over its voting securities;

•
the individuals who, as of January 1, 2006, are members of the Company’s board of directors (the “Incumbent Board”), cease to constitute at least two-thirds of the Incumbent Board; however, a newly-elected board member that was elected or nominated by two-thirds of the Incumbent Board shall be considered a member of the Incumbent Board;

•
the Company’s stockholders approve a merger, consolidation or reorganization with an unrelated entity, unless the Company’s stockholders would own at least 51 percent of the voting power of the surviving entity; the individuals who were members of the Incumbent Board constitute at least a majority of the members of the board of directors of the surviving entity; and no person (other than one of the Company’s affiliates) has beneficial ownership of 40 percent or more of the combined voting power of the surviving entity’s then outstanding voting securities;

•	the Company’s stockholders approve a plan of complete liquidation or dissolution of the Company; or

•	the Company’s stockholders approve the sale or disposition of all or substantially all of the Company’s assets.
Definition of Termination for Cause
Under each of the employment agreements with Messrs. Lorber, Lampen, Kirkland and Bell, termination by the Company for “cause” is defined as:

•	the executive being convicted of or entering a plea of nolo contendere with respect to a criminal offense constituting a felony;

•
the executive committing in the performance of his duties under his employment agreement one or more acts or omissions constituting fraud, dishonesty or willful injury to the Company which results in a material adverse effect on the business, financial condition or results of operations of the Company;

•
the executive committing one or more acts constituting gross neglect or willful misconduct which results in a material adverse effect on the business, financial condition or results of operations of the Company;

•
the executive exposing the Company to criminal liability substantially and knowingly caused by the executive which results in a material adverse effect on the business, financial condition or results of operations of the Company; or

•
the executive failing to substantially perform his duties under his employment agreement (excluding any failure to meet any performance targets or to raise capital or any failure as a result of an approved absence or any mental or physical impairment that could reasonably be expected to result in a disability), after written warning from the board specifying in reasonable detail the breach(es) complained of.

Under the employment agreement between Liggett and Mr. Bernstein, “cause” is defined as:

•
a material breach by Mr. Bernstein of his duties and obligations under his employment agreement which breach is not remedied to the satisfaction of the board of directors of Liggett (“Liggett Board”), within 30 days after receipt by Mr. Bernstein of written notice of such breach from the Liggett Board;

•	Mr. Bernstein’s conviction or indictment for a felony;

•
an act or acts of personal dishonesty by Mr. Bernstein intended to result in personal enrichment of Mr. Bernstein at the expense of the Company or any of its affiliates or any other material breach or violation of Mr. Bernstein’s fiduciary duty owed to the Company or any of its affiliates;

•	material violation of any Company or Liggett policy or the Company’s Code of Business Conduct and Ethics; or

•
any grossly negligent act or omission or any willful and deliberate misconduct by Mr. Bernstein that results, or is likely to result, in material economic, or other harm, to the Company or any of its affiliates (other than any act or omission by Mr. Bernstein if it was taken or omitted to be done by Mr. Bernstein in good faith and with a reasonable belief that such action or omission was in the best interests of the Company).

Definition of Termination for Good Reason
Under each of the employment agreements with Messrs. Lorber, Lampen, Kirkland and Bell, termination by the executive for “good reason” is defined as:

•
a material diminution of the executive’s duties and responsibilities provided in his employment agreement, including, without limitation, the failure to elect or re-elect the executive to his position (including with respect solely to Mr. Lorber, his position as a member of the board) or the removal of the executive from any such position;

•	a reduction of the executive’s base salary or target bonus opportunity as a percentage of base salary or any other material breach of any material provision of his employment agreement by the Company;

•	relocation of the executive’s office from the Miami (or with respect solely to Mr. Lorber, Miami or New York City) metropolitan areas;

•
the change in the executive’s reporting relationship from direct reporting to the board, in the case of Mr. Lorber, to the Chairman and the Chief Executive Officer, in the case of Mr. Lampen, or to the Chairman, Chief Executive Officer or the Executive Vice President, in the case of Messrs. Kirkland and Bell; or

•
the failure of a successor to all or substantially all of the Company’s business or assets to promptly assume and continue his employment agreement obligations whether contractually or as a matter of law, within 15 days of such transaction.

Under the employment agreement with Mr. Bernstein, “good reason” exists if, without the prior written consent of Mr. Bernstein:

•	the Liggett board removes Mr. Bernstein as President and Chief Executive Officer of Liggett, other than in connection with the termination of his employment;

•	Mr. Bernstein is not appointed as a member of the Liggett board;

•	the Liggett board reduces Mr. Bernstein’s rate of salary or bonus opportunity or materially reduces Mr. Bernstein’s welfare, perquisites or other benefits described in his employment agreement;

•	Mr. Bernstein’s duties and responsibilities at Liggett are significantly diminished or there are assigned to him duties and responsibilities materially inconsistent with his position;

•	Liggett fails to obtain a written agreement reasonably satisfactory to Mr. Bernstein from any successor of the Company to assume and perform his employment agreement; or

•	there occurs a change of control and Mr. Bernstein is required to relocate more than 50 miles from Mr. Bernstein’s current work location.
Assumptions Regarding Post-Termination Payment Tables
The following tables were prepared as though each named executive officer’s employment was terminated on December 31, 2013 (the last business day of 2013) using the closing price of the Company’s Common Stock as of that day ($16.37). The amounts under the columns which reflect a Change in Control assume that a change in control occurred on December 31, 2013. However, the executives’ employment was not terminated on December 31, 2013 and a change in control did not occur on that date. There can be no assurance that a termination of employment, a change in control or both would produce the same or similar results as those described if either or both of them occur on any other date or at any other price, or if any assumption is not correct in fact.
Tax Gross-Up Assumptions

•
Mr. Lorber was assumed to be subject to the maximum federal and state income and other payroll taxes, including excise taxes, aggregating to a net combined effective tax of approximately 62%, when calculating whether he would have been entitled to excise tax gross-up.

•	Calculations for any tax gross-up are based on Mr. Lorber’s taxable wages (Form W-2, Box 1) for the years 2008 through 2012.

•	No other named executive officer is entitled to an excise tax gross-up under the terms of his employment agreement.
Equity-Based Assumptions

•
Stock options held by Messrs. Lorber, Lampen, Kirkland and Bell and restricted stock held by Mr. Bernstein would have vested on December 31, 2013 with respect to a change in control or termination by him on death or disability.

•	No other named executive officer held unvested options at that date.

•	Stock options that become vested due to a change in control are valued based on their “spread” (i.e., the difference between the stock’s fair market value and the exercise price).

•
It is possible that IRS rules would require these items to be valued using a valuation method such as the Black-Scholes model if they continued after a change in control. Using a Black-Scholes value in lieu of the “spread” would cause higher value for excise taxes and the related tax gross-up payment.

•
Mr. Lorber would not be required to return to the Company the 127,627 shares of common stock and related dividends received on December 11, 2012 as a result of acceleration of vesting in the event of a change of control, or death or disability.

Incentive Plan Assumptions

•	All amounts under the Bonus Plan were deemed to have been earned for 2013 in full based on actual performance and are not treated as subject to the excise tax upon a change in control.
Retirement Benefit Assumptions

•	All benefits were assumed to be payable in a single lump sum at the participant’s earliest retirement-eligible date.

Howard M. Lorber

	Termination by Company without Cause or by Named Executive Officer with Good Reason		Disability		Death		Termination by Company for Cause or Voluntary Termination by Named Executive Officer Without Good Reason		Termination by Company without Cause or by Named Executive Officer with Good Reason upon a Change in Control
Cash Severance	$18,143,478	(1),(6)	$18,143,478	(1)	$18,143,478	(1)	—	(6)	$18,083,000	(2)
Acceleration of Long Term Incentive Grants at Target	—		—		—		—		—
Value of Accelerated Unvested Equity (3)	$—		$1,206,303		$1,206,303		—		$1,206,303
Benefits Continuation(4)	$117,817		$117,817		$51,521		—		$117,817
Value of Supplemental Retirement Plan(5)	$22,087,382		$22,087,382		$22,087,382		—		$22,087,382
Excise Tax and Gross-Up	—		—		—		—		—
___________________________

(1)	Reflects the value of the sum of Mr. Lorber’s 2013 base salary ($3,055,482) and last paid bonus limited to 100% of base salary ($2,992,344) paid over a period of 36 months after termination.

(2)
Reflects the value of the sum of Mr. Lorber’s 2013 base salary ($3,055,482) and last paid bonus limited to 100% of base salary ($2,992,344) for a period of 2.99 years paid in a lump-sum payment commencing after termination.

(3)
Reflects the value of any unvested stock options or restricted stock and related dividends that would have vested upon the event using the closing price of the Company’s Common Stock on December 31, 2013 ($16.37). See “Outstanding Equity Awards" on page 18.

(4)	Reflects the value of premium payments for life insurance, medical, dental and disability plans for 36 months at the Company’s cost, based on 2013 premiums.

(5)
This amount includes amounts that the named executive officer accrued under the Supplemental Retirement Plan as of December 31, 2013, which are disclosed in "Pension Benefits at 2013 Fiscal Year End" on page 19.

(6)
Under the terms of the clawback agreement entered to at the time that the Company agreed to accelerate the vesting of 127,627 shares of restricted stock, Mr. Lorber agreed to return such shares, $855,150 of dividends paid at the time and any subsequent dividends paid with respect to such shares in the event that his employment with the Company terminates prior to September 15, 2014 for any reason other than death, disability or change of control.

Richard J. Lampen

	Termination by Company without Cause or by Named Executive Officer with Good Reason	Disability	Death	Termination by Company for Cause or Voluntary Termination by Named Executive Officer Without Good Reason	Termination by Company without Cause or by Named Executive Officer with Good Reason upon a Change in Control
Cash Severance(1)	$2,700,000	$2,700,000	$2,700,000	—	$2,700,000
Acceleration of Long Term Incentive Grants at Target	—	—	—	—	—
Value of Accelerated Unvested Equity(2)	$—	$132,563	$132,563	$—	$132,563
Benefits Continuation(3)	$73,198	$73,198	$50,229	—	$73,198
Value of Supplemental Retirement Plan(4)	$2,619,784	$2,619,784	$2,619,784	—	$2,619,784
Excise Tax and Gross-Up	—	—	—	—	—
___________________________

(1)	Reflects the value of the sum of Mr. Lampen’s 2013 base salary ($900,000) and last paid bonus limited to 50% of base salary ($450,000) paid over a period of 24 months commencing after termination.

(2)
Reflects the value of any unvested stock options or restricted stock and related dividends that would have vested upon the event using the closing price of the Company’s Common Stock on December 31, 2013 ($16.37). See “Outstanding Equity Awards at December 31, 2013” on page 18.

(3)	Reflects the value of premium payments for life insurance, medical, dental and disability plans for 24 months at the Company’s cost, based on 2013 premiums.

(4)
This amount includes amounts that the named executive officer accrued under the Supplemental Retirement Plan as of December 31, 2013, which are disclosed in "Pension Benefits at 2013 Fiscal Year End" on page 19.

J. Bryant Kirkland III

	Termination by Company without Cause or by Named Executive Officer with Good Reason	Disability	Death	Termination by Company for Cause or Voluntary Termination by Named Executive Officer Without Good Reason	Termination by Company without Cause or by Named Executive Officer with Good Reason upon a Change in Control
Cash Severance(1)	$1,062,500	$1,062,500	$1,062,500	—	$1,062,500
Acceleration of Long Term Incentive Grants at Target	—	—	—	—	—
Value of Accelerated Unvested Equity(2)	$—	$79,538	$79,538	—	$79,538
Benefits Continuation(3)	$21,610	$21,610	$—	—	$21,610
Value of Supplemental Retirement Plan(4)	$402,107	$402,107	$884,635	—	$402,107
Excise Tax and Gross-Up	—	—	—	—	—
___________________________

(1)	Reflects the value of the sum of Mr. Kirkland’s 2013 base salary ($425,000) and last paid bonus limited to 25% of base salary ($106,250) paid over a period of 24 months commencing after termination.

(2)
Reflects the value of any unvested stock options or restricted stock and related dividends that would have vested upon the event using the closing price of the Company’s Common Stock on December 31, 2013 ($16.37). See “Outstanding Equity Awards at December 31, 2013” on page 18.

(3)	Reflects the value of premium payments for life insurance, medical, dental and disability plans for 24 months at the Company’s cost, based on 2013 premiums.

(4)
This amount includes amounts that the named executive officer accrued under the Supplemental Retirement Plan as of December 31, 2013, which are disclosed in "Pension Benefits at 2013 Fiscal Year End" on page 19.

Marc N. Bell

	Termination by Company without Cause or by Named Executive Officer with Good Reason	Disability	Death	Termination by Company for Cause or Voluntary Termination by Named Executive Officer Without Good Reason	Termination by Company without Cause or by Named Executive Officer with Good Reason upon a Change in Control
Cash Severance(1)	$1,062,500	$1,062,500	$1,062,500	—	$1,062,500
Acceleration of Long Term Incentive Grants at Target	—	—	—	—	—
Value of Accelerated Unvested Equity(2)	$—	$53,025	$53,025	$—	$53,025
Benefits Continuation(3)	$56,058	$56,058	$50,229	—	$56,058
Value of Supplemental Retirement Plan(4)	$744,132	$744,132	$1,265,024	—	$744,132
Excise Tax and Gross-Up	—	—	—	—	—
___________________________

(1)	Reflects the value of the sum of Mr. Bell’s 2013 base salary ($425,000) and last paid bonus limited to 25% of base salary ($106,250) paid over a period of 24 months commencing after termination.

(2)
Reflects the value of any unvested stock options or restricted stock and related dividends that would have vested upon the event using the closing price of the Company’s Common Stock on December 31, 2013 ($16.37). See “Outstanding Equity Awards at December 31, 2013” on page 18.

(3)	Reflects the value of premium payments for life insurance, medical, dental and disability plans for 24 months at the Company’s cost, based on 2013 premiums.

(4)
This amount includes amounts that the named executive officer accrued under the Supplemental Retirement Plan as of December 31, 2013, which are disclosed in "Pension Benefits at 2013 Fiscal Year End" on page 19.

Ronald J. Bernstein

	Termination by Company without Cause or by Named Executive Officer with Good Reason	Disability	Death	Termination by Company for Cause or Voluntary Termination by Named Executive Officer Without Good Reason	Termination by Company without Cause or by Named Executive Officer with Good Reason upon a Change in Control
Cash Severance(1)	$1,784,482	$1,784,482	$1,784,482	—	$1,784,482
Acceleration of Long Term Incentive Grants at Target	—	—	—	—	—
Value of Accelerated Unvested Equity	—	—	—	—	—
Benefits Continuation(2)	$44,362	$44,362	$32,338	—	$44,362
Value of Retirement Benefits(3)	$4,551,864	$4,551,864	$4,551,864	—	$4,551,864
Excise Tax and Gross-Up	—	—	—	—	—
___________________________

(1)	Reflects the value of the sum of Mr. Bernstein’s 2013 base salary ($908,719) paid over a period of 24 months commencing after termination.

(2)	Reflects the value of premium payments for life insurance, medical, dental and disability plans for 24 months at the Company’s cost, based on 2013 premiums.

(3)
This amount includes amounts that the named executive officer accrued under the Supplement Retirement Plan as of December 31, 2013, which are disclosed in "Pension Benefits at 2013 Fiscal Year End" on page 19. The amount does not include the value of Mr. Bernstein’s monthly payment of $372 at age 65 under the Qualified Plan, which is disclosed in "Pension Benefits at 2013 Fiscal Year End" on page 19 because lump sum payments are not generally available to participants in the Qualified Plan. If the lump sum option had been available to Mr. Bernstein in the Qualified Plan, the amounts shown would have been increased by approximately $48,660.

Compensation of Directors
The compensation of the non-employee directors is designed to be simple and easy for stockholders to understand and to be fair based on the amount of work required of directors of the Company. Each of the non-employee directors receives:

•	annual cash retainer fee of $50,000;

•	$2,500 per annum for each committee membership ($5,000 for the committee chairman);

•	$1,000 per meeting for each board meeting attended in person or by telephone;

•	$500 per meeting for each committee meeting attended in person or by telephone;

•	periodic grants of restricted shares;

•	reimbursement for reasonable out-of-pocket expenses incurred in serving on the Company's board; and

•	access to the Company's health, dental and life insurance coverage.
No stock options to purchase Common Stock of Common Stock were granted to the non-employee directors in 2013. During the second quarter of 2013, the Company granted 10,500 restricted shares of Common Stock under the 1999 Plan to each of its non-employee directors in order to align the director's interests with the long-term interests of the stockholders. The stock grant vests in three equal annual installments commencing on the first anniversary of the date of grant based on continued service as a director, subject to earlier vesting upon death, disability or the occurrence of a change in control.
The table below summarizes the compensation the Company paid to the non-employee directors for the year ended December 31, 2013.

NON-EMPLOYEE DIRECTOR COMPENSATION IN FISCAL YEAR 2013

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Changes in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Name	($)	($)	($)	($)	($)	($)		($)
Stanley S. Arkin (4)	$61,500	$163,050	—	—	—	$3,312	(1)	$227,862
Henry C. Beinstein (4)	$81,000	$163,050	—	—	—	$2,497	(1)	$246,547
Bennett S. LeBow (4)	$61,500	$163,050	—	—	—	$67,036	(2)	$291,586
Jeffrey S. Podell (4)	$77,000	$163,050	—	—	—	$2,447	(1)	$242,497
Jean E. Sharpe (4)	$81,000	$163,050	—	—	—	$15,039	(3)	$259,089
___________________________

(1)	Represents life insurance premiums paid by the Company.

(2)
Represents health and life insurance premiums of $10,917 and $20,691, respectively, paid by the Company and imputed value of personal use of the Company's aircraft of $35,428. See Note 6 to the Summary Compensation Table on page 15 for a description of how personal use of the Company's aircraft is valued for purposes of this disclosure.

(3)	Represents health and life insurance premiums paid by the Company.

(4)	Held 10,500 shares of unvested Restricted Stock at December 31, 2013.

Compensation Committee Interlocks and Insider Participation
No member of the Company’s compensation committee is, or has been, an employee or officer of the Company other than Ms. Sharpe who joined the compensation committee in March 2009. Ms. Sharpe retired as an officer of the Company in 1993. During 2013, (i) no member of the Company’s compensation committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K; and (ii) none of the Company’s executive officers served on the compensation committee (or equivalent) or board of directors of another entity whose executive officer(s) served on the Company’s compensation committee or board of directors.
Audit Committee Report
The audit committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
Management is responsible for the Company’s internal controls and the financial reporting process, including its financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting. PricewaterhouseCoopers LLP, the Company’s independent registered certified public accounting firm, issues opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting. The audit committee reviews these processes on behalf of the board of directors. In this context, the committee has reviewed and discussed with management and PricewaterhouseCoopers LLP the audited financial statements for the year ended December 31, 2013, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the evaluation by PricewaterhouseCoopers LLP of the effectiveness of the Company’s internal control over financial reporting.
The audit committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Oversight Board in Rule 3200T, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. The audit committee also has received written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from the Company. The audit committee has also considered whether the provision of the services described under the caption “Audit Fees and Non-Audit Fees” is compatible with maintaining the independence of the independent auditors.
Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission.
This report is submitted by the audit committee of the Company.

Henry C. Beinstein, Chairman
Jeffrey S. Podell
Jean E. Sharpe

Audit and Non-Audit Fees
The audit committee reviews and approves audit and permissible non-audit services performed by PricewaterhouseCoopers LLP, as well as the fees charged by PricewaterhouseCoopers LLP for such services. In accordance with Section 10A(i) of the Securities Exchange Act, before PricewaterhouseCoopers LLP is engaged to render audit or non-audit services, the engagement is approved by the audit committee. All of the services provided and fees charged by PricewaterhouseCoopers LLP in 2013 and 2012 were pre-approved by the audit committee.
Audit Fees.  The aggregate fees billed by PricewaterhouseCoopers LLP for professional services for the audit of the annual financial statements of the Company and its consolidated subsidiaries, audit of effectiveness of internal control over financial reporting under Sarbanes-Oxley Section 404, audits of subsidiary financial statements, reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q, comfort letters, consents and review of documents filed with the SEC were $2,680,321 for 2013 and $2,132,029 for 2012.
Audit-Related Fees.  No fees were billed by PricewaterhouseCoopers LLP for audit-related professional services in 2013 and 2012.
Tax Fees.  The aggregate fees billed by PricewaterhouseCoopers LLP for professional services for tax services were $27,132 in 2013 and $12,590 in 2012. The services were primarily for federal and state tax advice.
All Other Fees.  The aggregate fees billed by PricewaterhouseCoopers LLP for other services were $3,600 in 2013 and $3,600 in 2012. The amounts consisted of licensing of accounting research software.
Pre-Approval Policies and Procedures
The audit committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by the independent registered certified public accounting firm. The policy provides for pre-approval by the audit committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the audit committee must approve the permitted service before the independent registered certified public accounting firm is engaged to perform it. The audit committee approved all services provided by PricewaterhouseCoopers LLP.
Equity Compensation Plan Information
The following table summarizes information about the options, warrants and rights and other equity compensation under the Company’s equity plans as of December 31, 2013.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Plan Category
Equity compensation plans approved by security holders(1)	3,147,234	$13.21	—
Equity compensation plans not approved by security holders	—	—	—
Total	3,147,234	$13.21	—
___________________________

(1)	Includes options to purchase shares of the Company’s Common Stock under the following stockholder-approved plans: 1998 Long-Term Incentive Plan and Amended and Restated 1999 Long-Term Incentive Plan.

Certain Relationships and Related Party Transactions
The board of directors has adopted a written policy for the review and approval of transactions between the Company and its directors, director nominees, executive officers, greater than five percent beneficial owners and their immediate family members. The policy covers any related party transaction that meets the minimum threshold for disclosure in the Company’s proxy statement under the relevant Securities and Exchange Commission rules. The audit committee is responsible for reviewing and, if appropriate, approving or ratifying any related party transactions. In determining whether to approve, disapprove or ratify a related party transaction, the audit committee will take into account, among other factors it deems appropriate, (i) whether the transaction is on terms no less favorable to the Company than terms that would have been reached with an unrelated third party, (ii) the extent of the interest of the related party in the transaction and (iii) the purpose and the potential benefits to the Company of the transaction.
The related party transactions described in this proxy statement entered into before this policy was adopted were approved by the board of directors or the audit committee.
The Company beneficially owns 8.3% of the LTS shares and various executive officers and directors of the Company serve as officers and members of the Board of Directors of LTS. Since September 2006, the Company has had an agreement with Ladenburg Thalmann Financial Services Inc. (NYSE MKT: LTS), as subsequently amended, pursuant to which the Company agreed to make available to LTS the services of Mr. Lampen to serve as the President and Chief Executive Officer of LTS and to provide certain other financial, accounting and tax services, including assistance with complying with Section 404 of the Sarbanes-Oxley Act of 2002. LTS paid the Company $750,000 for 2013 under the agreement and will pay the Company at a rate of $850,000 per year in 2014. The agreement is terminable by either party upon 30 days’ prior written notice. LTS paid compensation of $1,250,000 in 2013 to each of Mr. Lorber, who serves as Vice Chairman of LTS, and Mr. Lampen, who serves as President, Chief Executive Officer and as a director of LTS. Mr. Lampen is being reimbursed by LTS, on an after-tax basis, for various automobile expenses and health and dental insurance premiums.  The total amount for 2013 was $31,454.  The arrangement has been continued in 2014.
On November 4, 2011, the Company was part of a consortium, which included Dr. Phillip Frost, who is a beneficial owner of approximately 16.7% of the Company’s common stock and Mr. Lampen, the Company’s Executive Vice President, that entered into a loan agreement with LTS. Vector's portion of the loan was $15,000,000. Interest on the loan is payable quarterly at 11% per annum and commenced on December 31, 2011. The Company recorded interest income of $1,809,718 for the year ended December 31, 2013. At December 31, 2013, the balance of the Company’s portion of the loan was $4,653,080 as LTS repaid $10,346,920 of the loan in 2013.

In June 2013, the Company acquired in a public offering 240,000 shares of LTS Preferred Stock for $6,000,000 and received dividends of $286,686 from LTS Preferred Stock in 2013. On August 15, 2013, the Company acquired in the open market an additional 300,000 common shares of LTS for $501,000. After the purchase, the Company and its affiliates beneficially own 14,191,205 LTS shares or 8.3% of the LTS common shares.
The Company beneficially owns an approximate 8.6% interest in Castle Brands Inc. ("Castle") (NYSE MKT: ROX), a publicly-traded developer and importer of premium branded spirits. Mr. Lampen serves as Castle's President and Chief Executive Officer and Mr. Beinstein serves as a director. In October 2008, the Company entered into an agreement with Castle where the Company agreed to make available the services of Mr. Lampen to serve as the President and Chief Executive Officer of Castle as well as other financial, accounting and tax services. The Company recognized management fees of $100,000 in 2013 under the agreement. Castle will pay the Company at a rate of $100,000 per year in 2014. In October 2013, Vector purchased $200,000 of Castle convertible debt, which bears interest at 5% per annum, due in 2018. The notes are convertible into Castle shares at $0.90 per share.
In addition to its interests in LTS and Castle, the Company has investments in other entities where Dr. Frost has a relationship. These include: (i) four investments in 2006, 2008, 2009 and 2011 totaling approximately $12,787,000 in common stock of OPKO Inc. (NYSE: OPK) and another $5,000,000 in OPKO in 2013 (in OPKO convertible bonds through the Company’s Accommodations Acquisition Corp subsidiary); (ii) a $500,000 investment in 2008 for 2,259,796 shares in Tiger X Medical Inc. (formerly known as Cardo Medical Inc. (OTC BB: CDOM)); and (iii) a $250,000 investment in 2008 in Cocrystal Discovery Inc. Dr. Frost is a director, executive officer and/or more than 10% stockholder of OPKO and other entities in which the Company has invested as well such as LTS and Castle. Additional investments in entities where Dr. Frost has a relationship may be made in the future.
In September 2012, the Company entered into an office lease with Frost Real Estate Holdings, LLC (“FREH”), an entity affiliated with Dr. Frost. The lease is for 12,390 square feet of space in an office building in Miami, Florida. The initial term of the lease is five years, subject to two optional five-year term extensions. Payments under the lease commenced in May 2013. The lease provides for payments of $30,975 per month in the first year increasing to $35,202 per month in the fifth year, plus applicable sales tax. The rent includes operating expenses, property taxes and parking. A $220,000 tenant improvement allowance will be credited to the rent pro-rata over the initial five-year term. In connection with the execution of the lease, the Company received the advice and opinion of a commercial real estate firm that the lease terms were fair and that the Company received terms favorable in the market. The Company recorded rent expense associated with the lease of $253,535 for the year ended December 31, 2013.
In May 2009, the Company issued in a private placement a 6.75% Variable Interest Senior Convertible Note due 2014 in the principal amount of $50,000,000 to an entity affiliated with Dr. Frost. The purchase price was paid in cash ($38,224,650) and by tendering $11,005,000 principal amount of the Company's 5% Notes due 2011, valued at 107% of principal amount.The Company recognized cash interest expense of $8,381,789 in 2013 related to notes owned by the entity affiliated with Dr. Frost. In March 2014, the holder of the 6.75% Variable Interest Senior Convertible Note elected to convert $25,000,000 of the Note into 2,121,479 shares of the Company's common stock.
Entities affiliated with Mr. LeBow have participated for a number of years as employers under the health insurance program maintained by the Company. All costs related to these entities’ participation in the program (approximately $652,929 in 2013) are paid directly by Mr. LeBow, and the Company believes that there is no incremental cost to the Company and its subsidiaries as a result of this arrangement. This arrangement has continued in 2014.
Mr. Lorber serves as a consultant and a 50% owner of Open Acq LLC. During 2013, Mr. Lorber and Open Acq LLC and its affiliates received ordinary and customary insurance commissions aggregating approximately $250,000 on various insurance policies issued for the Company and its subsidiaries and investees. Open Acq LLC and its affiliates have continued to provide services to the Company in 2014.
BOARD PROPOSAL 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION (THE SAY ON PAY VOTE)
Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, the Company is seeking a non-binding advisory vote from its stockholders regarding the compensation of its named executive officers as described in the “Compensation Discussion and Analysis” beginning on page 9 and the Summary Compensation Table beginning on page 15. This proposal is also referred to as the say on pay vote.
The Company has designed its compensation programs to reward employees for producing sustainable growth and profitability, to attract and retain high caliber talent and to align compensation with the long-term interests of its stockholders. The Company believes that its compensation policies and procedures are centered on a pay-for-performance philosophy. In deciding how to vote on this proposal, the board urges you to consider the following factors, which are more fully discussed in the “Compensation Discussion and Analysis” beginning on page 9:

•
A substantial portion of direct compensation shown in the Summary Compensation Table is variable (and therefore at risk) depending on performance (in 2013: 44.3 % in the case of Mr. Lorber, 25.7% in the case of Mr. Lampen, 12.5% in the case of Mr. Kirkland, 14.6% in the case of Mr. Bell and 37.9% in the case of Mr. Bernstein.)

•	The Company mitigates the risks associated with incentive compensation by using multiple performance targets, caps on potential incentive payments and a clawback policy.

•
In 2013, the Company increased its focus on long-term incentives by awarding options with four-year cliff vesting and long-term performance based restricted stock . As a result, long-term equity compensation accounted for a significant portion of direct compensation shown in the Summary Compensation Table (17.4% in the case of Mr. Lorber, 29.6% in the case of Mr. Lampen, 44% in the case of Mr. Kirkland, 34.6% in the case of Mr. Bell and 20.8% on the case of Mr. Bernstein).

•
In addition to promoting retention of equity by vesting equity over time, the Company requires executives to retain 25% of equity awards under its Equity Retention Policy and encourages the accumulation of equity through its Equity Ownership Guidelines, all of which works to align the interests of executives with those of stockholders.

•
The Company’s quarterly dividend (resulting in quarterly dividends of $0.40 per share in 2013) paid to all stockholders is contingent on strong financial performance achieved by the named executive officers, as well as the Company’s ability to receive dividends from its subsidiaries and investees.

•
Further, the compensation of the named executive officers is directly tied to the amount of dividends paid to stockholders: 37.5% of the performance criteria for earning the annual incentive bonus is based on distributions to stockholders.

•	Executives are prohibited from hedging their company securities.

•	The Company does not reprice options or change performance targets in midyear.

•	The Company requires both a change in control and a termination of employment (a “double trigger”) before cash severance payments will be made as a result of a change in control.

•	The compensation committee relies on the advice of an independent compensation consultant in making compensation determinations.

The Board recommends that stockholders vote FOR the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the April 12, 2013 proxy statement, including the Compensation Discussion and Analysis, the executive compensation tables, and the related narrative.”
Because your vote is advisory, it will not be binding upon the board of directors of the Company, meaning that prior compensation determinations of the board will not be invalidated and the board will not be required to adjust executive compensation programs or policies as a result of the outcome of the vote. However, the board values stockholders’ opinions and the compensation committee will take into account the outcome of the vote when considering future executive compensation arrangements and corporate governance measures.
Approval of the say on pay resolution requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the annual meeting and entitled to vote on the matter.
The Company currently submits an advisory vote on executive compensation to stockholders annually. The next say-on-pay vote will occur at the 2014 annual meeting of stockholders.
The Board of Directors recommends that stockholders vote
“FOR”
advisory approval of the Company's executive compensation.

PROPOSAL 3
APPROVAL OF 2014 MANAGEMENT INCENTIVE PLAN

On February 26, 2014, the Vector Group Ltd. 2014 Management Incentive Plan, was adopted subject to the approval of our stockholders. A copy of the 2014 Plan is attached as Appendix A to this proxy statement. If stockholders approve this proposal, the 2014 Plan will used for equity and non-equity grants made after the date of the 2014 Annual Meeting of Stockholders. The 2014 Plan replaces the 1999 Plan. Regardless of whether stockholders approve this proposal, no further grants will be made to executive officers under the 1999 Plan.

Like the 1999 Plan, the 2014 Plan provides for the Company to grant stock options, stock appreciation rights and restricted stock. Unlike the 1999 Plan, the 2014 Plan provides for cash incentives to be awarded based on a multi-year performance period and for annual short-term cash incentives based on a twelve-month performance period.

The Board believes that the 2014 Plan will be an important part of the Company's overall compensation program. The 2014 Plan will enable the Company to provide competitive levels of equity and non-equity compensation needed to attract and retain high-quality executives, managers, employees, and non-employee directors, and to strengthen the alignment between these individuals and our stockholders.

The 2014 Plan incorporates the following features:

•	It offers the ability to grant stock options, stock appreciation rights, restricted shares, restricted stock units, performance shares, performance units and cash-based awards;

•	The 2014 Plan will not allow a participant to transfer for value any outstanding awards to any other person;

•	It prohibits reloads, repricing and awards of stock options issued at a discount to fair market value;

•
It prohibits “liberal” share counting provisions, such as counting only the net shares issued upon exercise of a stock option or stock appreciation right, or adding back shares withheld to satisfy taxes on exercise of a stock option or stock appreciation right; and,

•	It limits the 2014 Plan term to 10 years.

In February 2014, the Subcommittee granted options to purchase 387,500 shares of Common Stock under the 2014 Plan conditioned upon stockholder approval of the 2014 Plan. If the Company’s stockholders do not approve the 2014 Plan, the options will be canceled and the executives who received options in February 2014 have agreed to return any dividends or distributions paid prior to the Company's 2014 Annual Meeting of Stockholders plus interest computed at Citibank N.A.'s prime interest rate.

The Company intends to register the issuance of shares under the 2014 Plan by filing a Registration Statement on Form S-8 after stockholder approval of the 2014 Plan.

Description of the 2014 Plan

The 2014 Plan provides the Company with the ability to use cash and equity-based awards to attract, retain and motivate its employees. These awards are designed to help align employees with the Company's financial success and to encourage them to devote their best efforts to our business over the long term. As a result, we believe these awards help advance the interests of the Company and our stockholders.

The 2014 Plan will terminate ten years from inception unless terminated sooner.

A summary of the material features of the 2014 Plan is provided below, but does not replace or modify the terms of the 2014 Plan document which is attached as Appendix A to this proxy statement and is incorporated herein by reference.

 2014 Plan Share Limits

The available share reserve under the 2014 Plan is 10,000,000 shares. The Company may satisfy its obligations under any award granted under the 2014 plan by issuing new shares or Treasury shares. Awards previously granted under the 1999 Plan will remain outstanding in accordance with their terms.

Shares subject to an equity award are counted only to the extent they are actually issued. Thus, awards which terminate by expiration, forfeiture, cancellation, or otherwise are settled in cash in lieu of shares, or exchanged for awards not involving shares, shall again be available for grant under the 2014 Plan.

Assuming that the 2014 Plan is approved by stockholders, the equity overhang, or the percentage of outstanding shares represented by all currently outstanding stock awards plus the shares that could be issued pursuant to the 2014 Plan would be 11.9% of the shares that would then be outstanding (calculated as all shares issuable upon exercise of outstanding stock options and vesting of outstanding restricted stock awards plus shares available for future award under the 2014 Plan divided by (a) the Common Stock currently outstanding plus (b) the shares in the numerator.

Participant Award Limits

The maximum annual Common Stock amounts are subject to adjustment and are subject to the 2014 Plan maximum. No individual Participant may receive in any calendar year Awards of Stock Options or Stock Appreciation Rights exceeding 2,000,000 underlying shares of Common Stock. In addition, during the Term of the Plan, each individual Participant may not receive equity Awards exceeding one-half of the maximum number of shares of Common Stock in respect of which Awards may be granted or paid out under the Plan.

The maximum aggregate amount awarded or credited with respect to a cash-based Award to any Covered Employee in any calendar year that is subject to a performance cycle that is 12 months or longer may not exceed $5,000,000.

The number of shares that may be issued or subject to outstanding awards, the option price or grant price applicable to outstanding awards, the annual per-participant award limits, and other value determinations are subject to adjustment by the Subcommittee and compensation committee of the Board to reflect stock dividends, stock splits, reverse stock splits, spin-offs, and other corporate events or transactions, including without limitation distributions of stock or property other than normal cash dividends.

Administration

The compensation committee is responsible for administering the 2014 Plan and has the discretionary power to interpret the terms and intent of the 2014 Plan and any related documentation, to determine eligibility for awards and the terms and conditions of awards, and to adopt rules, regulations, forms, instruments, and guidelines. The compensation committee may delegate administrative duties and powers to one or more of its members or to one or more officers, agents, or advisers. The compensation committee has delegated its powers with respect to awards intended to be deductible under Section 162(m) of the Code to the Subcommittee; all references to the compensation committee with respect to such awards in this description of the 2014 Plan shall mean the Subcommittee. The compensation committee may also delegate to one or more officers the power to designate other employees (other than officers subject to Section 16 of the Securities Exchange Act of 1934, as amended) to be recipients of awards.

Eligibility

Employees, non-employee Directors and consultants of the Company and its affiliates and/or subsidiaries who are selected by the compensation committee are eligible to participate in the 2014 Plan.

Types of Awards

The 2014 Plan provides that the compensation committee may grant awards of various types. A description of each of the types of awards follows.

Stock Options. The compensation committee may grant both incentive stock options (“ISOs”) and nonqualified stock options (“NQSOs”) under the 2014 Plan. Eligibility for ISOs is limited to employees of of the Company and its subsidiaries. The exercise price for options cannot be less than the fair market value of the Company's Common Stock as of the date of grant. The latest expiration date cannot be later than the tenth anniversary of the date of grant. Fair market value under the 2014 Plan may be determined by reference to market prices on a particular trading day or on an average of trading days. The exercise price may be paid by means approved by the compensation committee, which may include cash or check, the tendering of previously acquired Common Stock, a reduction in shares issuable upon exercise which have a value at the time of exercise that is equal to the option price (a “net exercise”), to the extent permitted by applicable law, the proceeds of sale from a broker-assisted cashless exercise or any other legal consideration that the compensation committee may deem appropriate on such basis as the compensation committee may determine in accordance with the Plan.

Stock Appreciation Rights. The compensation committee may grant stock appreciation rights (“SARs”) under the 2014 Plan either alone or in tandem with stock options. The grant price of an SAR cannot be less than the fair market value of the Company's Common Stock as of the date of grant.

Restricted Stock and Restricted Stock Units. The compensation committee may award restricted Common Stock and restricted stock units. Restricted stock awards consist of shares of stock that are transferred to the participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Restricted stock unit awards result in the transfer of shares of stock to the participant only after specified conditions are satisfied. A holder of restricted stock is treated as a current stockholder and is entitled to dividend and voting rights, whereas the holder of a restricted stock unit award may be entitled to dividend equivalents but otherwise is only treated as a stockholder with respect to the award when the shares of Common Stock are delivered in the future. The compensation committee will determine the restrictions and conditions applicable to each award of restricted stock or restricted stock units.

Performance Share and Performance Unit Awards. Performance share and performance unit awards may be granted under the 2014 Plan. Performance shares will have an initial value that is based on the fair market value of the stock as of the date of grant. Performance unit awards will have an initial value that is determined by the compensation committee. Such awards will be earned only if performance goals over performance periods established by or under the direction of the compensation committee are met. The performance goals may vary from participant to participant, group to group, and period to period. The performance goals for performance share and performance unit awards and any other awards granted under the 2014 Plan that are intended to constitute “qualified performance-based compensation” will be based upon one or more of the following metrics achieved by either the Company or one of the Company's subsidiaries, business segments or investees:

Financial Metrics:

•net sales or revenue;
•unit sales;

•	return measures (including, but not limited to, return on invested capital, assets, net assets, capital, equity and sales);
•gross or net profit margin;
•operating expense ratios;
•operating expense targets;
•productivity ratios;
•operating income or earnings;
•gross or operating margins;
•adjusted earnings before or after taxes, interest, depreciation and/or amortization;
•net earnings or net income (before or after taxes);
•earnings per share;

•	cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);
•funds from operations or similar measures, capital expenditures;
•share price (including, but not limited to, growth measures and total stockholder return);
•appreciation in the fair market value or book value of Common Stock;
•cash dividends declared per share;
•stockholder returns, dividends and other distributions;

•	economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of the capital);
•debt to equity ratio;
•debt levels;
•budget achievement;
•expense reduction or cost savings; and,
•operating margins.

Non-financial metrics

•	quantitative measures of customer satisfaction;

•	quantitative measurements of employee satisfaction/engagement;

•	market share and/or new or expanded market penetration;

•	acquisitions, strategic transactions or business expansion;

•	product line diversification;

•	employee retention/attrition;

•	safety;

•	productivity improvements; and,

•	inventory control/efficiency.

The compensation committee will determine whether the performance targets or goals that have been chosen for a particular performance award have been met and may measure performance against targets or goals under a by taking one or more of the following actions: (a) excluding each of following items: (i) any unusual or extraordinary corporate item, transaction or development restructuring and/or other nonrecurring and/or extraordinary charges, (ii) exchange rate effects, (iii) the effects to any statutory adjustments to corporate tax rates, (iv) the impact of discontinued operations, (v) losses from discontinued operations, (vi) restatements and other unplanned special charges such as acquisitions, acquisition expenses (including, without limitation, expenses relating to goodwill and other intangible assets), (vi) divestitures, (vii) expenses for restructuring, productivity initiatives or business initiatives, (viii) impairment of tangible or intangible assets, (ix) litigation or claim adjustments or settlements; (x) non-operating items, (xi) stock offerings and effects of other financing activities, (xii) stock repurchases, and (xiii) strategic loan loss provisions and (b) not adjusting for changes in accounting principles.

Awards that are designed to qualify as performance-based compensation may not be adjusted upward. However, the compensation committee has the discretion to adjust these awards downward. In addition, the compensation committee has the discretion to make awards that do not qualify as performance-based compensation. Generally, awards may be paid in the form of cash, shares of Common Stock, or in any combination, as determined by the compensation committee.

Cash-Based Awards. The compensation committee may grant cash-based awards under the 2014 Plan that specify the amount of cash to which the award pertains, the conditions under which the award will be vested and exercisable or payable, and such other conditions as the compensation committee may determine that are consistent with the terms of the 2014 Plan. Although based on a specified amount of cash, cash-based awards may be paid, in the compensation committee's discretion, either in cash or by the delivery of shares of Common Stock. The performance goals for cash awards granted under the 2014 Plan will be used based upon one or more of the criteria described above and shall be administered consistent with the rules described above under the heading "Performance Share and Performance Unit Awards."

Other Stock-Based Awards. The compensation committee may grant equity-based or equity-related awards, referred to as “other stock-based awards,” other than options, SARs, restricted stock, restricted stock units, performance shares, or performance units. The terms and conditions of each other stock-based award shall be determined by the compensation committee. Payment under any other stock-based award will be made in shares of Common Stock or cash, as determined by the compensation committee.

Dividend Equivalents

Dividend equivalents may be granted for any equity award.

Termination of Employment

The compensation committee will determine how each award will be treated following termination of the holder's employment with or service for the Company, including the extent to which unvested portions of the award will be forfeited and the extent to which Options, SARs, or other awards requiring exercise will remain exercisable.

Treatment of Awards Upon a Change in Control

In the event of a “change in control” of the Company, as defined in the 2014 Plan, then unless otherwise provided in an award agreement, the compensation committee may, in its sole discretion: (a) cancel Awards for a cash payment equal to their fair value (as determined in the sole discretion of the compensation committee), (b) provide for the issuance of replacement awards, (c) terminate options without providing accelerated vesting, (d) immediately vest the unvested portion of any Award (e) take any other action with respect to the Awards the compensation committee deems appropriate. The treatment of Awards upon a change in control may vary among participants and types of awards in the compensation committee's sole discretion.

Amendment of Awards or 2014 Plan, and Adjustment of Awards

The compensation committee may at any time alter, amend, modify, suspend, or terminate the 2014 Plan or any outstanding award in whole or in part. No amendment of the 2014 Plan will be made without stockholder approval if stockholder approval is required by law or stock exchange rule. No amendment may adversely affect the rights of any participant without his or her consent under an outstanding award, unless specifically provided for in the 2014 Plan.

Additional Provisions

Under no circumstances may a participant transfer an award for consideration. Neither ISOs nor, except as the compensation committee otherwise expressly determines, other awards may be transferred other than by will or by the laws of descent and distribution. However, an award may be transferred as necessary to fulfill a domestic relations order. During a recipient's lifetime, awards requiring exercise may be exercised only by the holder (except in the case of legal incapacity).

If provided in the award agreement or an associated agreement, a participant's rights to an award may be subject to the participant agreeing to not compete with the Company or any of its subsidiaries, and to not solicit the Company's customers or employees.

Generally, deferrals of compensation, as defined under Code Section 409A, are not permitted under the 2014 Plan. However, the compensation committee may permit a participant to defer compensation received under the 2014 Plan in accordance with the requirements of Code Section 409A.

To comply with the laws in other countries in which the Company or its investees and/or subsidiaries operate or may operate or have employees or Directors, the compensation committee may establish subplans under the 2014 Plan and modify the terms of the awards made to such employees, and Directors.

Non-Employee Director Awards

The 2014 Plan will also be used to grant equity awards to non-employee Directors, so that they too will develop a sense of proprietorship and personal involvement in the development and financial success of the Company and so that their interests will be more closely aligned with those of our stockholders.

Non-employee Directors can be granted any of the awards available under the 2014 Plan except ISOs, which are only available for employees. The Board shall from time to time determine the nature and number of awards to be granted to non-employee Directors. The maximum number of shares that may be subject to an equity award granted to a Director shall not exceed 25,000 shares, plus any unused limit from prior years.

New Plan Benefits

The following options awards were made under the 2014 Plan on February 26, 2014, contingent on stockholder approval of the 2014 Plan:

Name and Position		Number of Shares

Howard M. Lorber	President and Chief Executive Officer	250,000
Richard J. Lampen	Executive Vice President	62,500
J. Bryant Kirkland III	Vice President, Chief Financial Officer and Treasurer	37,500
Marc N. Bell	Vice President, General Counsel and Secretary	37,500
Ronald J. Bernstein	President and Chief Executive Officer of Liggett Vector Brands and Liggett	—

Executive Officers as a Group		387,500
Non-Employee Directors as a Group		—
Non-Executive Employees as a Group		—

These options are exercisable beginning February 26, 2018 and expire February 26, 2024. The exercise price is $19.34 per share, which was the closing price of the Common Stock on the date of award and is subject to increase under certain circumstances. The options have dividend equivalent rights.
Except for options to purchase 387,500 shares issued to management in February 2014, the future benefits or amounts that would be received under the 2014 Plan by executive officers, non-employee Directors and nonexecutive officer employees are discretionary and are therefore not determinable at this time.

Federal Income Tax Consequences

The following discussion summarizes certain U.S. federal income tax consequences of the issuance and receipt of stock options under the 2014 Plan under the law in effect on the date of this proxy statement. The summary does not purport to cover all federal employment tax or other federal tax consequences that may be associated with the 2014 Plan, nor does it cover state, local, or non-U.S. taxes.

Incentive Stock Options (“ISOs”)

In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With some exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee equal to the value of the shares at the time of exercise less the exercise price. The same amount is deductible by the Company as compensation. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction.

Nonqualified Stock Options (“NQSOs”)

In general, in the case of a NQSO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of shares acquired upon exercise over the exercise price. For employee optionees, the same amount is deductible by the Company as compensation, provided that income taxes are withheld from the employee. Upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction. In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as a NQSO. ISOs are also treated as NQSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of one hundred thousand dollars ($100,000).

Other

Awards under the 2014 Plan may be subject to tax withholding. Where an award results in income subject to withholding, participants may satisfy their tax withholding requirements by causing shares of Common Stock to be withheld. Otherwise, the Company may require the participant to remit the necessary taxes to the Company.

In general, under Code Section 162(m), remuneration paid by a public corporation to its chief executive officer or any of its other top three named executive officers (excluding the CFO), ranked by pay, is not deductible to the extent it exceeds one million dollars ($1,000,000) for any year. Taxable payments or benefits under the 2014 Plan may be subject to this deduction limit. However, under Code Section 162(m), qualifying performance-based compensation, including income from stock options and other performance-based awards that are made under stockholder-approved plans and that meet certain other requirements, is exempt from the deduction limitation. The 2014 Plan has been designed so that the compensation committee in its discretion may but is not required to grant qualifying exempt performance-based awards under the 2014 Plan.

Under the “golden parachute” provisions of the Code, the accelerated vesting of stock options, restricted stock and benefits paid under other awards in connection with a change in control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a portion of the amounts payable to the participant may be subject to an additional federal excise tax of 20%, and may be nondeductible to the Company.
Approval of the 2014 Plan requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the annual meeting and entitled to vote on the matter.

The Board of Directors recommends that stockholders vote “FOR” Proposal 3 to ratify the 2014 Management Incentive Plan.

PROPOSAL 4 - APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board has adopted and declared advisable, subject to stockholder approval, an amendment to the Company’s Certificate of Incorporation to increase the Company’s number of authorized shares of Common Stock from 150,000,000 shares to 250,000,000 shares.

The additional Common Stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding Common Stock. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock, except for effects incidental to increasing the number of shares of the Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. The Common Stock has no preemptive rights. If the amendment is approved, it will become effective upon filing of a Certificate of Amendment of the Company’s Certificate of Incorporation with the Secretary of the State of Delaware.

If the amendment to the Company’s Certificate of Incorporation is approved, the increased number of authorized share of Common Stock will be available for issuance, from time to time, for such purposes and consideration, and on such terms, as the Board may approve and no further vote of the stockholders of the Company will be sought, although certain issuances of shares may require stockholder approval in accordance with the requirements of The New York Stock Exchange or the Delaware General Corporation Law. Management believes that the limited number of currently authorized but unissued and unreserved shares of Common Stock may restrict the Company’s ability to respond to business needs and opportunities. The availability of additional shares of Common Stock for issuance will afford the Company flexibility in the future by assuring that there will be sufficient authorized but unissued shares of Common Stock for possible acquisitions, financing requirements, stock splits and other corporate purposes. The Company has no definite plans for the use of the Common Stock for which authorization is sought.

The existence of additional authorized shares of Common Stock could have the effect of rendering more difficult or discouraging hostile takeover attempts. The Company is not aware of any existing or planned effort on the part of any party to accumulate material amounts of voting stock, or to acquire the Company by means of a merger, tender offer, solicitation of proxies in opposition to management or otherwise, or to change the Company’s management, nor is the Company aware of any person having made any offer to acquire the voting stock or assets of the Company.

In addition to the 103,659,349 shares of Common Stock outstanding at the record date, the Board has reserved an aggregate of 42,787,547 additional shares for future issuance, consisting of the following: (i) 3,040,217 shares reserved for issuance upon exercise of options granted under stock option agreements entered into by the Company with employees of the Company and its subsidiaries and (ii) 39,747,330 shares reserved for issuance upon conversion of outstanding convertible debt (which includes 32,744,594 shares issuable at current conversion prices and another 7,002,736 shares issuable only in the occurrence of a "Make-Whole Fundamental Change").

As a result, the Company currently has only 3,553,104 authorized but unissued shares of Common Stock that are unreserved and available for future issuance.

Approval of the proposed amendment to the Company's Certificate of Incorporation requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the annual meeting and entitled to vote on the matter.

The Board of Directors recommends a vote "FOR" Proposal 4 amending the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock.

BOARD PROPOSAL 5 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
The Company asks that stockholders ratify the appointment of PricewaterhouseCoopers LLP, which has been the independent registered certified public accounting firm for the Company since December 1986, as its independent registered public accounting firm for the year ending December 31, 2014. It is expected that one or more representatives of such firm will attend the annual meeting and be available to respond to any questions. These representatives will be given an opportunity to make statements at the annual meeting if they desire.
If the appointment is not ratified, the adverse vote will be considered as an indication to the audit committee that it should consider selecting another independent registered certified public accounting firm for the following fiscal year. Even if the selection is ratified, the Company’s audit committee, in its discretion, may select a new independent registered certified public accounting firm at any time during the year if it believes that such a change would be in its best interest.
Approval of the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the year ending December 31, 2014 requires the affirmative vote of the majority of shares of Common Stock present or represented, and entitled to vote thereon, at the annual meeting.
The Board of Directors recommends that stockholders vote “FOR” Proposal 5 to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered certified public accounting firm for the year ending December 31, 2014.

MISCELLANEOUS
Annual Report
The Company has mailed, with this proxy statement, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 to each stockholder as of the record date. If a stockholder requires an additional copy of such Annual Report, the Company will provide one, without charge, on the written request of any such stockholder addressed to the Company’s Secretary, Marc N. Bell, at Vector Group Ltd., 4400 Biscayne Boulevard, 10th Floor, Miami, Florida 33137.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers of the Company, as well as persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of initial beneficial ownership and changes in beneficial ownership on Forms 3, 4 and 5 with the SEC. These persons are also required by SEC regulations to furnish the Company with copies of all reports that they file. As a practical matter, the Company assists its directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf.
To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during and with respect to the fiscal year ended December 31, 2013, all reporting persons timely complied with all filing requirements applicable to them.
Communications with Directors
Any stockholder and other interested parties wishing to communicate with any of the Company’s directors regarding the Company may write to the director, c/o the Company’s Secretary, Marc N. Bell, at Vector Group Ltd., 4400 Biscayne Boulevard, 10th Floor, Miami, Florida 33137. The secretary will forward these communications directly to the director(s) in question. The independent directors of the board review and approve this communication process periodically to ensure effective communication with stockholders and other interested parties.
Although the Company does not have a policy with regard to board members’ attendance at the annual meeting of stockholders, all of the directors are invited to attend such meeting. Six of the Company’s directors were in attendance at the Company’s 2013 annual meeting.

Stockholder Proposals for the 2015 Annual Meeting
Proposals of stockholders intended to be presented at the 2015 annual meeting of stockholders of the Company and included in the Company’s proxy statement for that meeting pursuant to Rule 14a-8 of the Exchange Act must be received by the Company at its principal executive offices, 4400 Biscayne Boulevard, 10th Floor, Miami, Florida 33137, Attention: Marc N. Bell, Company Secretary, on or before December 12, 2014 in order to be eligible for inclusion in the Company’s proxy statement relating to that meeting. Notice of a stockholder proposal submitted outside the processes of Rule 14a-8 will be considered untimely unless submitted by February 25, 2015.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIAL FOR THE
STOCKHOLDER MEETING TO BE HELD ON May 16, 2014
A copy of this proxy statement, the enclosed proxy card and the 2013 Annual Report of Vector Group Ltd., together with directions to the meeting, can be found at the website address: www.vectorgroupltd.com/invest.asp.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS
Some banks, brokers, broker-dealers and other similar organizations acting as nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement and the Annual Report may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of a proxy statement or Annual Report for other stockholders in your household, either now or in the future, please contact your bank, broker, broker-dealer or other similar organization serving as your nominee. Upon written or oral request to Vector Group Ltd., 4400 Biscayne Boulevard, 10th Floor, Miami, Florida 33137, or via telephone at 305-579-8000, we will provide separate copies of the Annual Report and/or this proxy statement.
Other Matters
All information in this proxy statement concerning the Common Stock has been adjusted to give effect to the 5% stock dividends paid on an annual basis to the stockholders of the Company since September 1999 with the most recent stock dividend paid on September 27, 2013.
The cost of this solicitation of proxies will be borne by the Company. The Company has hired Georgeson Shareholder Communications Inc. (“Georgeson”) to solicit proxies. Georgeson will solicit by personal interview, mail, telephone and email, and will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Common Stock held of record by such persons. The Company will pay Georgeson a customary fee, anticipated to be approximately $7,500, covering its services and will reimburse Georgeson for reasonable expenses incurred in forwarding soliciting material to the beneficial owners of Common Stock. In addition, some of the directors, officers and regular employees of the Company may, without additional compensation, solicit proxies personally or by telephone.
The Board knows of no other matters which will be presented at the annual meeting. If, however, any other matter is properly presented at the annual meeting, the proxy solicited by this proxy statement will be voted in accordance with the judgment of the person or persons holding such proxy.

By Order of the Board of Directors,

HOWARD M. LORBER
President and Chief Executive Officer
Dated: April 7, 2014

VECTOR GROUP LTD.
PROXY
SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE 2014 ANNUAL MEETING OF
STOCKHOLDERS OF VECTOR GROUP LTD.
The undersigned stockholder of Vector Group Ltd. (the “Company”) hereby constitutes and appoints each of Marc N. Bell and J. Bryant Kirkland III attorney and proxy of the undersigned, with power of substitution, to attend, vote and act for the undersigned at the 2014 Annual Meeting of Stockholders of the Company, a Delaware corporation, to be held at 4400 Biscayne Boulevard, Miami, Florida 33137 on Friday, May 16, 2014 at 10:00 a.m. local time, and at any adjournments or postponements thereof, with respect to the following on the reverse side of this proxy card and, in their discretion, on such other matters as may properly come before the meeting and at any adjournments or postponements thereof.
(Continued and to be signed on the reverse side.)
The Board of Directors recommends a vote FOR Items 1, 2, 3, 4 and 5. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☑

Item 1. Election of Directors:

FOR ALL NOMINEES	☐

WITHHOLD AUTHORITY FOR ALL NOMINEES	☐

FOR ALL EXCEPT (See instructions below)	☐

Nominees: ☐ Bennett S. LeBow, ☐ Howard M. Lorber, ☐ Ronald J. Bernstein, ☐ Stanley S. Arkin, ☐ Henry C. Beinstein, ☐ Jeffrey S. Podell and ☐ Jean E. Sharpe

Item 2. Advisory approval of executive compensation (say on pay):

FOR	☐

AGAINST	☐

ABSTAIN	☐

Item 3. Approval of 2014 Management Incentive Plan:

FOR	☐

AGAINST	☐

ABSTAIN	☐

Item 4. Approval to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 150,000,000 to 250,000,000:
FOR	☐

AGAINST	☐

ABSTAIN	☐

Item 5. Approval of ratification of PricewaterhouseCoopers LLP as independent registered certified public accounting firm for the year ending December 31, 2014:
FOR	☐

AGAINST	☐

ABSTAIN	☐

INSTRUCTION:  To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:  ☑
The shares represented by this proxy will be voted in the manner directed by the undersigned stockholder. If not otherwise directed, this proxy will be voted FOR the election of the nominees, FOR the advisory say on pay vote, FOR the adoption of the 2014 Plan, FOR the amendment to the Certificate of Incorporation and FOR the ratification of the independent registered certified public accounting firm.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [  ]
Signature of Stockholder            Date            Signature of Stockholder            Date
NOTE:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Annex A
VECTOR GROUP LTD.
2014 MANAGEMENT INCENTIVE PLAN

1. Establishment, Purpose and Duration. Vector Group Ltd. (referred to below as the “Company”) hereby establishes an incentive compensation plan to be known as the 2014 Management Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance Share Awards, Other Stock-Based Awards and Cash-Based Awards. The Plan was adopted by the Company’s Board on February 26, 2014 (the “Effective Date”), subject to approval by the Company’s stockholders. The purpose of the Plan is to attract and retain Employees, Non-Employee Directors, and Consultants and to provide additional incentives for these persons consistent with the long-term success of the Company’s business. Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan is terminated, no further Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

2. Definitions. As used in the Plan, the following terms shall be defined as set forth below:

2.1 “Act” means the Securities Exchange Act of the 1934, as amended.

2.2 “Affiliate” means any corporation or any other entity (including, but not limited to, a partnership) that is affiliated with the Company through stock ownership or otherwise. For avoidance of doubt, an Affiliate shall include a Subsidiary.

2.3 “Award” or “Awards” means, individually or collectively, except where referring to a particular category of grant under the Plan, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance Share Awards, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of the Plan.

2.4 “Award Agreement” means an agreement, certificate, resolution or other form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award. An Award Agreement may be in an electronic medium, may be limited to a notation on the Company’s books and records and, if approved by the Committee, need not be signed by a representative of the Company or a Participant.

2.5 “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Stock Appreciation Right.

2.6 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Act.

2.7 “Board” means the Board of Directors of the Company.

2.8 “Cash-Based Award” means an Award granted to a Participant as described in Section 11.

2.9 “Change in Control” shall have the meaning given to it in Section 13.3.

2.10 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.11 “Committee” means the committee of the Board described in Section 4.

2.12 “Consultant” means any natural person, including an advisor, engaged by the Company or any Subsidiary to render bona fide services to such entity (other than in connection with the offer or sale of securities in a capital-raising transaction or to promote or maintain a market for the Company’s securities).

2.13 “Company” means Vector Group Ltd. or its successor.

2.14 “Covered Employee” shall have the meaning given to it under Section 14.1.

2.15 “Deferred Stock Unit” means an Award that is vested on the Grant Date and entitles the recipient to receive Shares after a designated period of time. Deferred Stock Units shall be subject to such restrictions and conditions as set forth in the Award Agreement, which shall be consistent with the provisions for Restricted Stock Units set forth in Section 8 below except for the requirement to have a Restricted Period or Performance Goals.

2.16 “Effective Date” shall have the meaning set forth in Section 1 above.

2.17 “Employee” means any person designated as an employee of the Company, any of its Affiliates, and/or any of its or their Subsidiaries on the payroll records thereof.

2.18 “Executive Officer” means an “executive officer” of the Company as defined by Rule 3b-7 under the Act. To the extent that the Board takes action to designate the persons who are the “executive officers” of the Company, the persons so designated (and no others) shall be deemed to be the “executive officers” of the Company for all purposes of the Plan.

2.19 “Family Member” means a Participant’s spouse, parents, children and grandchildren.

2.20 “Fair Market Value” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on the New York Stock Exchange or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, an average of trading days or on any other basis consistent with the requirements of the stock rights exemption under Section 409A of the Code using actual transactions involving Shares, as determined by the Committee in its discretion. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate. Such definition(s) of Fair Market Value shall be specified in each Award Agreement and may differ depending on whether Fair Market Value is in reference to the grant, exercise, vesting, settlement, or payout of an Award; provided, however, that upon a broker-assisted exercise of an Option, the Fair Market Value shall be the price at which the Shares are sold by the broker.

2.21 “Grant Date” means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

2.22 “Incentive Stock Option” means any Option that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.

2.23 “Non-Employee Director” means a member of the Board who is not an Employee.

2.24 “Nonqualified Stock Option” means an Option that is not intended to qualify as an Incentive Stock Option.

2.25 “Option” means any option to purchase Shares granted under Section 5.

2.26 “Option Price” means the purchase price payable upon the exercise of an Option.

2.27 “Other Stock-Based Awards” means an equity-based or equity-related Award not otherwise described by the terms of this Plan granted under Section 10.

2.28 “Participant” means an Employee, Non-Employee Director or a Consultant who is selected by the Committee to receive benefits under the Plan, provided that only Employees shall be eligible to receive grants of Incentive Stock Options.

2.29 “Performance-Based Awards” means Restricted Shares, Restricted Stock Units, Performance Share Awards or Cash-Based Awards granted to a Covered Employee that are designated by the Committee as being intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

2.30 “Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Share Award, Restricted Stock Unit, Performance Share Award or Cash-Based Award. A Performance Cycle shall not be less than 12 months.

2.31 “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant with respect to the Performance Cycle for a Performance-Based Award. The Performance Criteria may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Covered Employee or an organizational level specified by the Committee, including, but not limited to, a Subsidiary or unit, division, group of the Company or a Subsidiary. Performance Criteria may be measured on an absolute or relative basis, including but not limited to performance as measured against a group of peer companies or by a financial market index.

2.32 “Performance Goals” means, with respect to a Restricted Share Award, a Restricted Stock Unit Award, a Performance Share Award or a Cash-Based Award, the specific goal or goals established in writing by the Committee for the Performance Cycle applicable to such Award. Performance Goals with respect to a Performance-Based Award granted to a Covered Employee shall only be based upon one or more Performance Criteria as permitted under Section 14.

2.33 “Performance Share Award” means an Award denominated in either Shares or share units granted pursuant to Section 9.

2.34 “Plan” shall have the meaning set forth in Section 1 above.

2.35 “Restricted Period” means a period of time established under Section 8 with respect to Restricted Stock Units.

2.36 “Restricted Shares” means Shares granted under Section 7 subject to a substantial risk of forfeiture.

2.37 “Restricted Stock Units” means an Award pursuant to Section 8 of the right to receive Shares at the end of a specified period.

2.38 “Share Authorization” means the maximum number of Shares available for grant under the Plan, as described in Section 3.

2.39 “Shares” means the common stock of the Company.

2.40 “Spread” means, in the case of a Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Base Price specified in such right.

2.41 “Stock Appreciation Right” means a right granted under Section 6.

2.42 “Subcommittee” means the Performance-Based Compensation Subcommittee of the Board of Directors of the Company which shall be composed of at least two directors who are “outside directors” as defined for purposes of section 162(m) of the Code and “non-employee” directors as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

2.43 “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.44 “Substitute Award” means any Award granted or issued to a Participant in assumption or substitution of either outstanding awards or the right or obligation to make future awards by an entity acquired by the Company or a Subsidiary or with which the Company or a Subsidiary combines.

2.45 “Unrestricted Shares” means a grant of Shares free of any Restricted Period, Performance Goals or any substantial risk of forfeiture. Unrestricted Shares may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to an Employee.

3. Award Limits Under the Plan.

3.1 Number of Shares Reserved for Awards.
(a) Subject to adjustments as provided in Section 12, the Share Authorization shall be: 10,000,000 Shares.
(b) No individual Participant may receive in any calendar year equity Awards exceeding 2,000,000 underlying Shares. In addition, during the term of the Plan, no individual Participant may receive equity Awards exceeding one-half of the maximum number of shares of Common Stock in respect of which equity Awards may be granted or paid out under the Plan.
(c) Subject to the limits set forth in Section 3.1(a) on the number of Shares that may be granted in the aggregate under the Plan, a Non-Employee Director may not receive Awards exceeding 25,000 Shares in any calendar year, plus any unused limit from a prior year.
3.2 Share Usage.
(a) Any Shares related to Awards that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of

Shares, for Awards not involving Shares, shall be available again for grant under the Plan. In addition, Restricted Shares that are forfeited shall again be available for grant under the Plan.
(b) The full number of Nonqualified Stock Options, Incentive Stock Options and Stock Appreciation Rights granted that are to be settled by the issuance of Shares shall be counted against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon settlement of any such Award.
(c) Any Shares withheld to satisfy tax withholding obligations on an Award issued under the Plan, Shares tendered to pay the exercise price of an Award under the Plan, and Shares repurchased on the open market with the proceeds of an Option exercise will not be eligible to be again available for grant under the Plan.
(d) Substitute Awards shall not be counted against the Shares available for granting Awards under the Plan.

3.3 Cash-Based Award Limit. The maximum aggregate amount awarded or credited with respect to a Cash-Based Award to any Covered Employee in any calendar year that is subject to a Performance Cycle that is twelve (12) months or more may not exceed five million dollars ($5,000,000).

4. Plan Administration.

4.1 Board Committee Administration. The Plan shall be administered by the Compensation Committee appointed by the Board from among its members, provided that the full Board may at any time act as the Committee. In the case of Awards intended to be deductible under Section 162(m) of the Code, references in this Plan to the Committee shall mean the Subcommittee, unless the functions of the Subcommittee have been assumed by the Committee. The interpretation and construction by the Committee of any provision of the Plan or of any Award Agreement and any determination by the Committee pursuant to any provision of the Plan or any such agreement, notification or document shall be final and conclusive. No member of the Committee or the Subcommittee shall be liable to any person for any such action taken or determination made in good faith.

4.2 Terms and Conditions of Awards. The Committee shall have final discretion, responsibility, and authority to:
(a) grant Awards;
(b) determine the Participants to whom and the times at which Awards shall be granted;
(c) determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, and the applicable terms, conditions, and restrictions, including the length of time for which any restriction shall remain in effect;
(d) establish and administer Performance Goals and Performance Cycles relating to any Award;
(e) determine the rights of Participants with respect to an Award upon termination of employment or service as a director;
(f) determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered;
(g) accelerate the vesting of an Award;
(h) interpret the terms and provisions of Award Agreements;
(i) provide for forfeiture of outstanding Awards and recapture of realized gains and other realized value in such events as determined by the Committee; and
(j) make all other determinations deemed necessary or advisable for the administration of the Plan.
The Committee may solicit recommendations from the Company’s Chief Executive Officer with respect to the grant of Awards under the Plan. The Committee (or, as permitted under Section 4.3, the Company’s Chief Executive Officer) shall determine the terms and conditions of each Award at the time of grant. No Participant or any other person shall have any claim to be granted an Award under the Plan at any time, and the Company is not obligated to extend uniform treatment to Participants under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.

4.3 Committee Delegation. The Committee may delegate to the Company’s Chief Executive Officer the authority to grant Awards to Participants who are not Non-Employee Directors or Executive Officers and to interpret and administer Awards for such Non-Employee Directors and Executive Officers. Any such delegation shall be subject to the limitations of Section 157(c) of the Delaware General Corporate Law. The Committee may also delegate the authority to grant Awards to any subcommittee(s) consisting of members of the Board.

4.4 Awards to Non-Employee Directors. Notwithstanding any other provision of the Plan to the contrary, all Awards to Non-Employee Directors must be authorized by the Board.

4.5 Employee’s Service as Non-Employee Director or Consultant. An Employee who receives an Award, terminates employment, and immediately thereafter begins performing service as a Non-Employee Director or Consultant shall have such service treated as service as an Employee for purposes of the Award. The previous sentence shall not apply when (a) the Award is an Incentive Stock Option or (b) prohibited by law.

5. Options. The Committee may authorize grants to Participants of Options to purchase Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

5.1 Number of Shares. Each grant shall specify the number of Shares to which it pertains.

5.2 Option Price. Each grant shall specify an Option Price per Share, which shall be equal to or greater than the Fair Market Value per Share on the Grant Date, except in the case of Substitute Awards as provided in Section 12. In the event of Awards that are contingent on stockholder approval of the Plan, the Committee shall provide for adjustment to the Option Price or Base Price to ensure that that price is not lower than the closing selling price of a Share reported on the New York Stock Exchange on the date of stockholder approval of the Plan.

5.3 Consideration. Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include in the Committee’s sole discretion: (a) cash in the form of currency or check or other cash equivalent acceptable to the Company, (b) non-forfeitable, unrestricted Shares owned by the Participant which have a value at the time of exercise that is equal to the Option Price, (c) a reduction in Shares issuable upon exercise which have a value at the time of exercise that is equal to the Option Price (a “net exercise”), (d) to the extent permitted by applicable law, the proceeds of sale from a broker-assisted cashless exercise, (e) any other legal consideration that the Committee may deem appropriate on such basis as the Committee may determine in accordance with the Plan or (f) any combination of the foregoing. For the avoidance of doubt, Participants who receive Options to purchase Shares shall have no legal right to own or receive Shares withheld from delivery upon exercise pursuant to Section 5.3(c), and otherwise shall have no rights in respect of such Shares whether as a stockholder or otherwise.

5.4 Vesting. Any grant may specify (a) a waiting period or periods before Options shall become exercisable and (b) permissible dates or periods on or during which Options shall be exercisable, and any grant may provide for the earlier exercise of such rights in the event of a termination of employment. Vesting may be further conditioned upon the attainment of Performance Goals established by the Committee.

5.5 Dividend Equivalents and Other Ownership Rights. During the period prior to exercise of an Option, the Participant shall not have any right to transfer any rights under the subject Award and shall not have any rights of ownership in the Shares underlying the Option, including the right to vote such Shares, but the Committee may on or after the Grant Date authorize the payment of dividend equivalents on such Shares in cash or securities (including securities of another issuer) on a current, deferred or contingent basis with respect to any or all dividends or other distributions paid by the Company. Unless otherwise provided by the Committee, any dividend equivalents paid or adjustments made with respect to dividends paid in Shares shall be subject to the same restrictions as the underlying Award.

5.6 Provisions Governing ISOs. Options granted under the Plan may be Incentive Stock Options, Nonqualified Stock Options or a combination of the foregoing, provided that only Nonqualified Stock Options may be granted to Non-Employee Directors. Each grant shall specify whether (or the extent to which) the Option is an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by an Participant during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. Options failing to qualify as Incentive Stock Options for any reason will be treated as Nonqualified Stock Options, rather than being forfeited.

5.7 Exercise Period.
(a) Subject to Section 18.9, no Option granted under the Plan may be exercised more than ten years from the Grant Date.
(b) If the Fair Market Value exceeds the Option Price on the last day that an Option may be exercised under an Award Agreement, the affected Participant shall be deemed to have exercised the vested portion of such Option in a net exercise under Section 5.3(c) above without the requirement of any further action.

5.8 Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with the Plan.

6. Stock Appreciation Rights. The Committee may authorize grants to Participants of Stock Appreciation Rights. A Stock Appreciation Right is the right of the Participant to receive from the Company an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Stock Appreciation Rights under the Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

6.1 Payment in Cash or Shares. Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right will be paid by the Company in cash, Shares or any combination thereof or may grant to the Participant or reserve to the Committee the right to elect among those alternatives.

6.2 Vesting. Any grant may specify (a) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (b) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable, and any grant may provide for the earlier exercise of such rights in the event of a termination of employment. Vesting may be further conditioned upon the attainment of Performance Goals established by the Committee.

6.3 Exercise Period. Subject to Section 18.9, no Stock Appreciation Right granted under the Plan may be exercised more than ten years from the Grant Date. If a Spread exists on the last day that a Stock Appreciation Right may be exercised under an Award Agreement, the affected Participant shall be deemed to have exercised the vested portion of such Stock Appreciation Right without the requirement of any further action.

6.4 Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with the Plan.

7. Restricted Shares. The Committee may authorize grants to Participants of Restricted Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

7.1 Transfer of Shares. Each grant shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

7.2 Consideration. To the extent permitted by Delaware law, each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.

7.3 Substantial Risk of Forfeiture. Each grant shall provide that the Restricted Shares covered thereby shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Grant Date, and any grant or sale may provide for the earlier termination of such risk of forfeiture in the event of a termination of employment.

7.4 Dividend, Voting and Other Ownership Rights. During the period for which a substantial risk of forfeiture is to continue, the Participant shall not have any right to transfer any rights under the subject Award but the Participant shall have voting and other ownership rights (except for any rights to a liquidating distribution). The Committee may on or after the Grant Date authorize the payment of dividend equivalents on such Restricted Shares in cash or securities (including securities of another issuer) on a current, deferred or contingent basis with respect to any or all dividends or other distributions paid by the Company. Unless otherwise provided by the Committee, any dividend equivalents paid or adjustments made respect to dividends or other distributions paid in Shares shall be subject to the same restrictions as the underlying Award.

7.5 Performance-Based Restricted Shares. Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Goals established by the Committee in accordance with the applicable provisions of Section 9 regarding Performance Share Awards and, if any such Award is intended to be a Performance-Based Award, in accordance with the provisions of Section 14.

7.6 Award Agreement; Certificates. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with the Plan. Unless otherwise directed by the Committee, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to such Shares, shall be held in custody by the Company until all restrictions thereon lapse.

8. Restricted Stock Units. The Committee may authorize grants of Restricted Stock Units to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

8.1 Restricted Period. Each grant shall provide that the Restricted Stock Units covered thereby shall be subject to a Restricted Period, which shall be fixed by the Committee on the Grant Date, and any grant or sale may provide for the earlier termination of such period in the event of a termination of employment.

8.2 Dividend Equivalents and Other Ownership Rights. During the Restricted Period, the Participant shall not have any right to transfer any rights under the subject Award and shall not have any rights of ownership in the Shares underlying the Restricted

Stock Units, including the right to vote such Shares, but the Committee may on or after the Grant Date authorize the payment of dividend equivalents on such shares in cash or securities (including securities of another issuer) on a current, deferred or contingent basis with respect to any or all dividends or other distributions paid by the Company. Unless otherwise provided by the Committee, any dividend equivalents paid or adjustments made with respect to dividends paid in Shares shall be subject to the same restrictions as the underlying Award.

8.3 Performance-Based Restricted Share Units. Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Goals established by the Committee in accordance with the applicable provisions of Section 9 regarding Performance Share Awards and, if any such Award is intended to be a Performance-Based Award, in accordance with the provisions of Section 14.

8.4 Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with the Plan.

9. Performance Share Awards. The Committee shall determine whether and to whom Performance Share Awards shall be granted and such terms, limitations and conditions as it deems appropriate in its sole discretion in accordance with the following provisions:

9.1 Number of Performance Share Awards. Each grant shall specify the number of Shares or share units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

9.2 Performance Cycle. The Performance Cycle with respect to each Performance Share Award shall be determined by the Committee and set forth in the Award Agreement and may be subject to earlier termination in the event of a termination of employment.

9.3 Performance Goals. Each grant shall specify the Performance Goals that are to be achieved by the Participant and a formula for determining the amount of any payment to be made if the Performance Goals are achieved.

9.4 Payment of Performance Share Awards. Each grant shall specify the time and manner of payment of Performance Share Awards that shall have been earned.

9.5 Dividend Equivalents and Other Ownership Rights. Prior to payment of a Performance Share Award, the Participant shall not have any right to transfer any rights under the subject Award and shall not have any rights of ownership in the Shares underlying the Award, including the right to vote such Shares, but the Committee may on or after the Grant Date authorize the payment of dividend equivalents on such Shares in cash or securities (including securities of another issuer) on a current, deferred or contingent basis with respect to any or all dividends or other distributions paid by the Company. Unless otherwise provided by the Committee, any dividend equivalents paid or adjustments made with respect to dividends paid in Shares shall be subject to the same restrictions as the underlying Award.

9.6 Adjustments. If the Committee determines after the Performance Goals have been established that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Goals unsuitable, the Committee shall have sole discretion to modify such Performance Goals, in whole or in part, as the Committee deems appropriate and equitable. The Committee shall also have the right in its sole discretion to increase or decrease the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Cycle. The provisions of this Section 9.6 shall not apply with respect to Performance-Based Awards and any adjustments with respect to such Awards shall be made solely to the extent permitted under Section 14.4.

9.7 Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with the Plan.

9.8 Performance-Based Awards. Notwithstanding anything to the contrary in this Section 9, Performance Share Awards granted to Covered Employees that are intended to be Performance-Based Awards shall only be granted, administered and paid in compliance with all the requirements for Performance-Based Awards set forth in Section 14 below.

10. Other Equity Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted Shares and grant of Deferred Stock Units) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

11. Cash-Based Awards. The Committee may, in its sole discretion, grant Cash-Based Awards to Executive Officers and key employees in such amounts and upon such terms, and subject to such conditions, as the Committee shall determine at the time of grant. The Committee shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Committee shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Committee. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and shall be made in cash. Notwithstanding anything to the contrary in this Section 11, all Cash-Based Awards that are Performance-Based Awards shall only be granted, administered and paid in compliance with all the requirements for Executive Officer Awards set forth in Section 14 below.

12. Adjustments. The Committee shall make or provide for such adjustments in the (a) aggregate and per-person limitations specified in Section 3, (b) number of Shares covered by outstanding Awards, (c) Option Price or Base Price applicable to outstanding Options and Stock Appreciation Rights, and (d) kind of shares available for grant and covered by outstanding Awards (including shares of another issuer), as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that would otherwise result from (x) any stock dividend, stock split, combination or exchange of Shares, recapitalization, extraordinary cash dividend, or other change in the capital structure of the Company, (y) any merger, consolidation, spin–off, spin–out, split–off, split–up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities, or (z) any other corporate transaction or event having an effect similar to any of the foregoing. However, in the event that such transaction or event results in the distribution to the Company’s stockholders of securities of another issuer, the Committee may provide with respect to any Award that includes the right to dividend equivalents that, instead of an adjustment to that Award, that holder of such Award will receive the number of securities of the other issuer that they would have been entitled to if they held the Shares underlying their Award. In addition, in the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the cancellation or surrender of all Awards so replaced. In the case of Substitute Awards, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan as so adjusted.

13. Change in Control.

13.1 General Rule. Except as otherwise provided in an Award Agreement, in the event of a Change in Control, the Committee may, but shall not be obligated to do any one or more of the following, in each case without Participant consent: (a) accelerate, vest or cause the restrictions to lapse with respect to, all or any portion of an Award, (b) cancel Awards for a cash payment equal to their fair value (as determined in the sole discretion of the Committee) which, in the case of Options and Stock Appreciation Rights, shall be deemed to be equal to the excess, if any, of the consideration to be paid in connection with the Change in Control to holders of the same number of Shares subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights) over the aggregate Option Price (in the case of Options) or Base Price (in the case of Stock Appreciation Rights), (c) provide for the issuance of replacement awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion, (d) terminate Options without providing accelerated vesting or (e) take any other action with respect to the Awards the Committee deems appropriate. For avoidance of doubt, the treatment of Awards upon a Change in Control may vary among Participants and Types of Awards in the Committee’s sole discretion.

13.2 Settlement of Awards Subject to Performance Goals Upon a Change in Control. Awards subject to satisfying a Performance Goal or Goals shall be settled upon a Change in Control. The settlement amount shall be determined by the Committee in its sole discretion based upon the extent to which the Performance Goals for any such Awards have been achieved after evaluating actual performance from the start of the Performance Cycle until the date of the Change in Control and the level of performance anticipated with respect to such Performance Goals as of the date of the Change in Control.

13.3 Change in Control shall mean the earliest to occur of the following events:

(a) Any holder acquires Beneficial Ownership of any securities of the Company which generally entitles the holder thereof to vote for the election of directors of the Company (the "Voting Securities"), which, when added to the Voting Securities then Beneficially Owned by such holder, would result in such holder Beneficially Owning forty percent (40%) or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that for purposes of this paragraph

(a), a holder shall not be deemed to have made an acquisition of Voting Securities if such holder: (i) acquires Voting Securities as a result of a stock split, stock dividend or other corporate restructuring in which all stockholders of the class of such Voting Securities are treated on a pro rata basis; (ii) acquires the Voting Securities directly from the Company; (iii) becomes the Beneficial Owner of more than the permitted percentage of Voting Securities solely as a result of the acquisition of Voting Securities by the Company, which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by such holder; (iv) is the Company or any corporation or other holder of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Controlled Entity"); or (e) acquires Voting Securities in connection with a "Non-Control Transaction" (as defined in subparagraphs (c)(i)(1)-(3) below); or

(b) The individuals who, as of January 1, 2014 are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Incumbent Board, provided, however, that if either the election of any new director or the nomination for election of any new director was approved by a vote of more than two-thirds of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(c) Stockholder approval of:

(i) A merger, share exchange, consolidation or reorganization involving the Company (a "Business Combination"), unless:
(1) the stockholders of the Company immediately before the Business Combination, own, directly or indirectly immediately following the Business Combination, at least fifty-one percent (51%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from the Business Combination (the "Surviving Corporation"), and

(2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for the Business Combination constitute at least a majority of the members of the Board of Directors of the relevant Surviving Corporation, and

(3) no holder (other than the Company, or any Controlled Entity, a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Controlled Entity, or any Person who, immediately prior to the Business Combination, had Beneficial Ownership of forty percent (40%) or more of the then outstanding Voting Securities) has Beneficial Ownership of forty percent (40%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities (a transaction described in these subparagraphs (c)(i)(1)-(3) shall be referred to as a "Non-Control Transaction");

(ii) A complete liquidation or dissolution of the Company; or

(iii) The sale or other disposition of all or substantially all of the assets of the Company to any holder (other than a transfer to a Controlled Entity).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because forty percent (40%) or more of the then outstanding Voting Securities is Beneficially Owned by (A) a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company or any Controlled Entity or (B) any corporation which, immediately prior to its acquisition of such interest, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company, immediately prior to such acquisition.

14. Requirements for Performance-Based Awards
14.1 In General. Any Executive Officer or other key employee providing services to the Company and/or its Subsidiaries and Affiliates and who is selected by the Committee (hereinafter referred to as a “Covered Employee”) may be granted one or more Performance-Based Awards in the form of a Restricted Stock Award, Restricted Stock Units, Performance Share Award, Other Stock-Based Award and/or Cash-Based Award payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee, as permitted under this Section 14. For the avoidance of doubt, a Covered Employee may receive as Performance-Based Awards a Cash-Based Award subject to Performance Cycle that is twelve months and a Cash-

Based Award subject to a Performance Cycle that is more than twelve months in the same calendar year. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. Each Performance-Based Award shall also comply with the provisions set forth below.

14.2 Grant Procedure. With respect to each Performance-Based Award, the Committee shall select, within the first 90 days of a Performance Cycle, the Performance Criteria for such grant and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Committee may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees. The Committee shall designate whether an Award granted to an Executive Officer or key employee is intended to be a Performance-Based Award at the time of grant. Notwithstanding anything to the contrary in the Plan, the Committee shall have no obligation to grant any Award in the form of “performance-based compensation” under Section 162(m) of the Code.

14.3 Permissible Performance Criteria. The Committee will establish Performance Criteria for a Performance-Based Award. These criteria may include, but is not limited to, one or a combination of the following financial and non-financial metrics, with respect to the entire Company or a business unit:

Financial Metrics:

•	net sales or revenue;

•	unit sales;

•	return measures (including, but not limited to, return on invested capital, assets, net assets, capital, equity and sales);

•	gross or net profit margin;

•	operating expense ratios;

•	operating expense targets;

•	productivity ratios;

•	operating income or earnings;

•	gross or operating margins;

•	adjusted earnings before or after taxes, interest, depreciation and/or amortization;

•	net earnings or net income (before or after taxes);

•	earnings per share;

•	cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

•	funds from operations or similar measures, capital expenditures;

•	share price (including, but not limited to, growth measures and total stockholder return);

•	appreciation in the fair market value or book value of the Shares;

•	cash dividends declared per Share;

•	stockholder returns, dividends and other distributions;

•	economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of the capital);

•	debt to equity ratio;

•	debt levels;

•	budget achievement;

•	expense reduction or cost savings; and

•	operating margins.

Non-financial Metrics:

•	quantitative measures of customer satisfaction;

•	quantitative measures of employee satisfaction/engagement;

•	market share and/or new or expanded market penetration;

•	acquisitions, strategic transactions or business expansion;

•	product line diversification;

•	employee retention/attrition;

•	safety;

•	productivity improvements; and

•	inventory control/efficiency.

14.4 Permitted Adjustments. The Committee, in its discretion, may measure performance against Performance Goals under a Performance-Based Award by taking one or more of the following actions: (a) excluding each of following items: (i) any unusual or extraordinary corporate item, transaction or development restructuring and/or other nonrecurring and/or extraordinary charges (as reported in the Company’s financial statements for the Performance Cycle), (ii) exchange rate effects, as applicable, for non-U.S. dollar denominated operating earnings, (iii) the effects to any statutory adjustments to corporate tax rates, (iv) the impact of discontinued operations, (v) losses from discontinued operations, (vi) restatements and other unplanned special charges such as acquisitions and acquisition expenses (including, without limitation, expenses relating to goodwill and other intangible assets), (vi) divestitures, (vii) expenses for restructuring, productivity initiatives or new business initiatives, (viii) impairment of tangible or intangible assets, (ix) litigation or claim judgments or settlements, (x) non-operating items, (xi) stock offerings and effects of other financing activities, (xii) stock repurchases, (xiii) strategic loan loss provisions and (b) not adjusting for changes in accounting principles. Any such action with respect to a Performance-Based Award must be taken by the Committee within the first ninety (90) days applicable to the Performance Cycle or such later time as may be permitted under Section 162(m) of the Code.

14.5 Certification of Performance Goals and Payment. Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each Covered Employee’s Performance-Based Award, and, in doing so with respect to a Cash-Based Award, may reduce or eliminate the amount of such Award if, in its sole judgment, such reduction or elimination is appropriate.

14.6 Interpretation. All Performance-Based Awards and the provisions hereunder applicable to such Awards shall be interpreted consistent with the requirements of Section 162(m).

15. Withholding.

15.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan prior to making any payments hereunder.

15.2 Share Withholding. With respect to withholding required upon the exercise of Options or Stock Appreciation Rights, upon the lapse of restrictions on Restricted Shares and Restricted Stock Units, or upon the achievement of performance goals related to Performance Share Awards, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing or electronically, and signed or acknowledged electronically by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

16. Certain Terminations of Employment, Hardship and Approved Leaves of Absence. Notwithstanding any other provision of the Plan to the contrary, in the event of a Participant’s termination of employment (including by reason of death, disability or retirement) or in the event of hardship or other special circumstances, the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including, without limitation, waiving or modifying any limitation or requirement with respect to any Award under the Plan. The Committee shall have the discretion to determine whether and to what extent the vesting of Awards shall be tolled during any leave of absence, paid or unpaid; provided however, that in the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to the Award to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave. Any actions taken by the Committee shall be taken consistent with the requirements of Section 409A of the Code and, with respect to Performance-Based Awards, Section 162(m) of the Code.

17. Authorization of Sub-Plans. The Committee may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities, and/or tax laws of various jurisdictions. The Committee shall establish such sub-plans by adopting supplements to the Plan containing (a) such limitations as the Committee deems necessary or desirable, and (b) such additional terms and conditions not otherwise inconsistent with the Plan as the Committee shall deem necessary or desirable. All sub-plans adopted by the Committee shall be deemed to be part of the Plan, but each sub-plan shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any sub-plans to Participants in any jurisdiction which is not the subject of such sub-plan.

18. Amendments and Other Matters.

18.1 Plan Amendments. The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan at any time. Notwithstanding the foregoing, no amendments shall be effective without approval of the Company’s stockholders if (a) stockholder approval of the amendment is then required pursuant to the Code, the rules of the primary stock exchange or stock market on which the Shares are then traded, applicable U.S. state corporate laws or regulations, applicable U.S. federal laws or regulations, and the applicable laws of any foreign country or jurisdiction where Awards are, or shall be, granted under the Plan, or (b) such amendment would (i) modify Section 18.4, (ii) materially increase benefits accruing to Participants, (iii) increase the aggregate number of Shares issued or issuable under the Plan, (iv) increase any limitation set forth on the number of Shares which may be issued or the aggregate value of Awards or the per-person limits under Section 3 except as provided in Section 12, (v) modify the eligibility requirements for Participants in the Plan, or (vi) reduce the minimum Option Price and Base Price as set forth in Sections 5 and 6, respectively. Notwithstanding any other provision of the Plan to the contrary, except as provided in Section 18.8, no termination, suspension or amendment of the Plan may adversely affect any outstanding Award without the consent of the affected Participant.

18.2 Award Deferrals. The Committee may permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. However, any Award deferrals which the Committee permits must comply with the provisions of Section 22 and the requirements of Section 409A of the Code.

18.3 Conditional Awards. The Committee may condition the grant of any award or combination of Awards under the Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or any Affiliate to the Participant, provided that any such grant must comply with the provisions of Section 22 and the requirements of Section 409A of the Code.

18.4 Repricing. The terms of outstanding Awards may not be amended to reduce the Option Price of outstanding Options or Base Price of outstanding Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an Option Price or Base Price that is less than the Option Price or Base Price of the original Options or Stock Appreciation Rights without stockholder approval, provided that nothing herein shall prevent the Committee from taking any action provided for in Section 12 above.

18.5 No Employment Rights. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a director for any specified period of time. Neither an Award nor any benefits arising under the Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Section 18.1, the Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

18.6 Tax Qualification. To the extent that any provision of the Plan would prevent any Option that was intended to qualify under particular provisions of the Code from so qualifying, such provision of the Plan shall be null and void with respect to such Option, provided that such provision shall remain in effect with respect to other Options, and there shall be no further effect on any provision of the Plan.

18.7 Leave of Absence or Transfer. A transfer between the Company and any Affiliate or between Affiliates, or a leave of absence duly authorized by the Company, shall not be deemed to be a termination of employment. Periods of time while on a duly authorized leave of absence shall be disregarded for purposes of determining whether a Participant has satisfied a Restricted Period or Performance Cycle under an Award.

18.8 Amendments to Comply with Laws, Regulations or Rules. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, in its sole and absolute discretion and without the consent of any Participant, the Board may amend the Plan, and the Committee may amend any Award Agreement, to take effect retroactively or otherwise as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A of the Code.

18.9 Tolling. In the event a Participant is prevented from exercising an Option or the Company is unable to settle an Award due to either any trading restrictions applicable to the Company’s Shares, the Participant’s physical infirmity or administrative error by the Company relied upon and not caused by the Participant, then unless otherwise determined by the Committee, the length of time applicable to any such restriction, condition or event shall toll any exercise period (i) until such restriction lapses, (ii) until the Participant (or his representative) is able to exercise the Award or (iii) until such error is corrected, as applicable.

18.10 No Duty to Inform Regarding Exercise Rights. Neither the Company, any Affiliate, the Committee nor the Board shall have any duty to inform a Participant of the pending expiration of the period in which a Stock Appreciation right may be exercised or in which an Option may be exercised.

19. Issuance of Shares; Fractional Shares.

19.1 Form for Issuing Shares; Legends. Shares may be issued on a certificated or uncertificated basis. Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

19.2 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to: (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and (ii) completing any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

19.3 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19.4 Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under the Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares,

19.5 Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to the Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

20. Limitations Period. Any person who believes he or she is being denied any benefit or right under the Plan may file a written claim with the Committee. Any claim must be delivered to the Committee within forty-five (45) days of the specific event giving rise to the claim. Untimely claims will not be processed and shall be deemed denied. The Committee, or its designated agent, will notify the Participant of its decision in writing as soon as administratively practicable. Claims not responded to by the Committee in writing within ninety (90) days of the date the written claim is delivered to the Committee shall be deemed denied. The Committee’s decision shall be final, conclusive and binding on all persons. No lawsuit relating to the Plan may be filed before a written claim is filed with the Committee and is denied or deemed denied, and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred. The venue for any lawsuit shall be Wilmington, Delaware.

21. Governing Law. The validity, construction and effect of the Plan and any Award hereunder will be determined in accordance with the State of Delaware except to the extent governed by applicable federal law.

22. Compliance with Section 409A.

22.1 In General. The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of Section 409A. For avoidance of doubt, Stock Options and Stock Appreciation Rights are intended to qualify for the stock rights exemptions from Section 409A. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to such Section 409A. Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any person in the event Section 409A applies to any such Award in a manner that results in adverse tax consequences for the Participant or any of his or her transferees.

22.2 Elective Deferrals. No elective deferrals or re-deferrals other than in regard to Restricted Stock Units are permitted under the Plan.

22.3 Applicable Requirements. To the extent any of the Awards granted under the Plan are deemed “deferred compensation” and hence subject to Section 409A, the following rules shall apply to such Awards:
(a) Mandatory Deferrals. If the Company decides that the payment of compensation under the Plan shall be deferred within the meaning of Section 409A, then, except as provided under Treas. Reg. Section 1.409A-1(b)(4)(ii), on granting of the Award to which such compensation payment relates, the Company shall specify the date(s) at which such compensation will be paid in the Award Agreement.
(b) Initial Deferral Elections. For Awards of RSUs where the Committee provides the opportunity to elect the timing and form of the payment of the underlying Shares at some future time once any requirements have been satisfied, the Participant must make his or her initial deferral election for such Award in accordance with the requirements of Section 409A, i.e., within thirty (30) days of first becoming eligible to receive such award or prior to the start of the year in which the Award is granted to the Participant, in each case pursuant to the requirements of Section 409A and Treas. Reg. Section 1.409A-2.
(c) Subsequent Deferral Elections. To the extent the Company or Committee decides to permit compensation subject to Section 409A to be re-deferred pursuant to Treas. Reg. Section 1.409A-2(b), then the following conditions must be met: (i) such election will not take effect until at least 12 months after the date on which it is made; (ii) in the case of an election not related to a payment on account of disability, death or an unforeseeable emergency, the payment with respect to which such election is made must be deferred for a period of not less than five years from the date such payment would otherwise have been paid; and (iii) any election related to a payment at a specified time or pursuant to a fixed schedule (within the meaning of Treas. Reg. Section 1.409A-3(a)(4)) must be made not less than 12 months before the date the payment is scheduled to be paid.
(d) Timing of Payments. Payment(s) of compensation that is subject to Section 409A shall only be made upon an event or at a time set forth in Treas. Reg. Section 1.409A-3, i.e., the Participant’s separation from service, the Participant’s becoming disabled, the Participant’s death, at a time or a fixed schedule specified in the Plan or an Award Agreement, a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, or the occurrence of an unforeseeable emergency.
(e) Certain Delayed Payments. Notwithstanding the foregoing, to the extent an amount was intended to be paid such that it would have qualified as a short-term deferral under Section 409A and the applicable regulations, then such payment is or could be delayed if the requirements of Treas. Reg. 1.409A-1(b)(4)(ii) are met.
(f) Acceleration of Payment. Any payment made under the Plan to which Section 409A applies may not be accelerated, except in accordance with Treas. Reg. 1.409A-3(j)(4), i.e., upon a Participant’s separation from service, the Participant becoming disabled, the Participant’s death, a change of ownership or effective control, or in the ownership of a substantial portion of the assets, or upon an unforeseeable emergency (all as detailed in Treas. Reg. Section 1.409A-3(a)).
(g) Payments upon a Change in Control. Notwithstanding any provision of the Plan to the contrary, to the extent an Award subject to Section 409A shall be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of a Change in Control and such Change in Control does not constitute a “change in the ownership or effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A(a)(2)(A)(v), then even though such Award may be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of the Change in Control or any other provision of the Plan, payment will be made, to the extent necessary to comply with the provisions of Section 409A, to the Participant on the earliest of (i) the Participant’s “separation from service” with the Company (determined in accordance with Section 409A), (ii) the date payment otherwise would have been made pursuant to the regular payment terms of the Award in the absence of any provisions in the Plan to the contrary (provided such date is permissible under Section 409A) or (iii) the Participant’s death.
(h) Payments to Specified Employees. Payments due to a Participant who is a “specified employee” within the meaning of Section 409A on account of the Participant’s “separation from service” with the Company (determined in accordance with Section 409A) shall be made on the date that is six months after the date of the Participant’s separation from service or, if earlier, the Participant’s date of death.

22.4 Deferrals to Preserve Deductibility under Section 162(m). The Committee may postpone the exercising of Awards, the issuance or delivery of Shares under any Award or any action permitted under the Plan to prevent the Company or any Affiliate from being denied a Federal income tax deduction with respect to any Award other than an ISO as a result of Section 162(m) in accordance with IRS regulations. In such case, payment of such deferred amounts must be made as soon as reasonably practicable following the first date on which the Company and/or Affiliate anticipates or reasonably should anticipate that, if the payment were made on such date, the Company’s and/or Subsidiary’s deduction with respect to such payment would no longer be restricted due to the application of Section 162(m).

22.5 Determining “Controlled Group”. In order to determine for purposes of Section 409A whether a Participant or eligible individual is employed by a member of the Company’s controlled group of corporations under Section 414(b) of the Code (or by a member of a group of trades or businesses under common control with the Company under Section 414(c) of the Code)

and, therefore, whether the Shares that are or have been purchased by or awarded under the Plan to the Participant are shares of “service recipient” stock within the meaning of Section 409A, a Participant or eligible employee of a Subsidiary shall be considered employed by the Company’s controlled group (or by a member of a group of trades or businesses under common control with the Company, as applicable). Notwithstanding the above, to the extent that the Company finds that legitimate business criteria exist within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(iii)(E)(1), then, solely for purposes of this Section 22.5, “at least 50 percent” in the definition of “Subsidiary” shall instead be “at least 20 percent”.

23. Transferability.

23.1 Transfer Restrictions. Except as provided in Sections 23.2 and 23.4, no Award granted under the Plan shall be transferable by a Participant other than upon death by will or the laws of descent and distribution, and Options and Stock Appreciation Rights shall be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law. Any attempt to transfer an Award in violation of the Plan shall render such Award null and void.

23.2 Limited Transfer Rights. The Committee may expressly provide in an Award Agreement that a Participant may transfer such Award (other than an Incentive Stock Option), in whole or in part, to a Family Member, a trust for the exclusive benefit of Family Members, a partnership or other entity in which all the beneficial owners are Family Members, or any other entity affiliated with the Participant that may be approved by the Committee. Subsequent transfers of Awards shall be prohibited except in accordance with this Section 23.2. All terms and conditions of the Award, including provisions relating to the termination of the Participant’s employment or service with the Company or a Subsidiary, shall continue to apply following a transfer made in accordance with this Section 23.2.

23.3 Additional Restrictions on Transfer. Any Award made under the Plan may provide that all or any part of the Shares that are to be issued or transferred by the Company upon exercise, vesting or settlement shall be subject to further restrictions upon transfer.

23.4 Domestic Relations Orders. Notwithstanding the foregoing provisions of this Section 23, any Award made under the Plan may be transferred as necessary to fulfill any domestic relations order as defined in Section 414(p)(1)(B) of the Code.

24. Forfeiture and Recoupment. Without limiting in any way the generality of the Committee’s power to specify any terms and conditions of an Award consistent with law, and for greater clarity, the Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award, including any payment of Shares received upon exercise or in satisfaction of an Award under the Plan shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions, without limit as to time. Such events shall include, but not be limited to, failure to accept the terms of the Award Agreement, termination of service under certain or all circumstances, violation of material Company policies, misstatement of financial or other material information about the Company, fraud, misconduct, breach of noncompetition, confidentiality, nonsolicitation, noninterference, corporate property protection, or other agreements that may apply to the Participant, or other conduct by the Participant that the Committee determines is detrimental to the business or reputation of the Company and its Affiliates, including facts and circumstances discovered after termination of service. Awards granted under the Plan shall be subject to any compensation recovery policy or minimum stock holding period requirement as may be adopted or amended by the Company from time to time.

25. No Constraint on Corporate Action. Nothing in the Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or an Affiliate’s or a Subsidiary’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or an Affiliate or a Subsidiary to take any action which such entity deems to be necessary or appropriate.

26. Effect of Disposition of Operating Unit. If the Company or any of its Affiliates diminishes or eliminates ownership interests in any operating unit of the Company or any of its Affiliates so that such operating unit ceases to be majority owned by the Company or any of its Affiliates then, with respect to Awards held by Participants who subsequent to such event will not be Employees, the Committee may, to the extent consistent with Section 409A (if applicable), take any of the actions described in Section 13.1 with respect to a Change in Control. If the Committee takes no special action with respect to any disposition of a facility or an operating unit, then the Participant shall be deemed to have terminated his or her employment with the Company and its Subsidiaries and Affiliates and the terms and conditions of the Award Agreement and the other terms and conditions of the Plan shall control.

27. Indemnification. Subject to requirements of applicable state law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf, unless such loss, cost, liability, or expense is a result of his own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or by-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

28. Non-exclusivity of the Plan. The adoption of the Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

29. Miscellaneous.

29.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

29.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

29.3 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

29.4 Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

29.5 Payment Following a Participant’s Death. Any remaining vested rights or benefits under the Plan upon a Participant’s death shall be paid or provided to the Participant’s legal spouse or, if no such spouse survives the Participant, to the Participant’s estate.

29.6 Rights as a Stockholder. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.